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                                                               EXHIBIT 4.3















                            SEABEE CORPORATION
                    PENSION AND RETIREMENT SAVINGS PLAN
   (As Amended and Restated December 14, 1995 Effective January 1, 1996)
































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                             TABLE OF CONTENTS
ARTICLE                                                                PAGE

I    Establishment . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  Effective Date . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Qualification Intent . . . . . . . . . . . . . . . . . . . . . .1
     1.3  Incorporation of Trust . . . . . . . . . . . . . . . . . . . . .1
     1.4  No Prior Application . . . . . . . . . . . . . . . . . . . . . .2
     1.5  Qualifying Employer Securities and Special Rule. . . . . . . . .2

II   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.1  Account Balance. . . . . . . . . . . . . . . . . . . . . . . . .3
     2.2  Active Participant . . . . . . . . . . . . . . . . . . . . . . .3
     2.3  Affiliated Employer. . . . . . . . . . . . . . . . . . . . . . .3
     2.4  Allocation Date. . . . . . . . . . . . . . . . . . . . . . . . .3
     2.5  Break in Service . . . . . . . . . . . . . . . . . . . . . . . .4
     2.6  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.7  Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.8  Highly Compensated Employees . . . . . . . . . . . . . . . . . .8
     2.9  Hour of Service. . . . . . . . . . . . . . . . . . . . . . . . 10
     2.10 Limitation Year. . . . . . . . . . . . . . . . . . . . . . . . 12
     2.11 Matching Contribution. . . . . . . . . . . . . . . . . . . . . 12
     2.12 Normal Retirement Age. . . . . . . . . . . . . . . . . . . . . 13
     2.13 Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     2.14 Qualified Order. . . . . . . . . . . . . . . . . . . . . . . . 13
     2.15 Qualifying Spouse. . . . . . . . . . . . . . . . . . . . . . . 14
     2.16 Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.17 Top Heavy. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.18 Year of Service. . . . . . . . . . . . . . . . . . . . . . . . 16

III  Eligibility and Participation . . . . . . . . . . . . . . . . . . . 18
     3.1  Eligibility Requirements . . . . . . . . . . . . . . . . . . . 18
     3.2  Participation. . . . . . . . . . . . . . . . . . . . . . . . . 18
     3.3  Re-Participation . . . . . . . . . . . . . . . . . . . . . . . 18
     3.4  Transferred Employees. . . . . . . . . . . . . . . . . . . . . 19

IV   Employer Contributions. . . . . . . . . . . . . . . . . . . . . . . 23
     4.1  Employer Contributions . . . . . . . . . . . . . . . . . . . . 23
     4.2  Maximum Deductible Amount. . . . . . . . . . . . . . . . . . . 25
     4.3  Maximum Annual Additions . . . . . . . . . . . . . . . . . . . 26
     4.4  Excess Addition. . . . . . . . . . . . . . . . . . . . . . . . 28
     4.5  Erroneous Contribution . . . . . . . . . . . . . . . . . . . . 29
     4.6  Investment of Contributions in Stock . . . . . . . . . . . . . 29

V    Participant Contributions . . . . . . . . . . . . . . . . . . . . . 30
     5.1  Participant Contributions. . . . . . . . . . . . . . . . . . . 30
     5.2  Method . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     5.3  Matching and Voluntary Contribution Limits . . . . . . . . . . 32
     5.4  Actual Contribution Percentage . . . . . . . . . . . . . . . . 32
     5.5  Excess . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     5.6  Salary Deferred Contribution Limit . . . . . . . . . . . . . . 36

     5.7  Actual Deferral Percentage . . . . . . . . . . . . . . . . . . 37
     5.8  Excess Contributions . . . . . . . . . . . . . . . . . . . . . 38
     5.9  Elective Deferral Limit. . . . . . . . . . . . . . . . . . . . 40
     5.10 Excess Deferrals . . . . . . . . . . . . . . . . . . . . . . . 41
     5.11 Multiple Use . . . . . . . . . . . . . . . . . . . . . . . . . 42

VI   Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     6.1  Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     6.2  Allocation of Employer Contributions . . . . . . . . . . . . . 46
     6.3  Allocation of Forfeitures. . . . . . . . . . . . . . . . . . . 48
     6.4  Allocation of Expenses, Earnings, Losses and Adjustments
          in Value . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     6.5  Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     6.6  Vested Accounts. . . . . . . . . . . . . . . . . . . . . . . . 51
     6.7  Investment of Employer and Participant Contributions . . . . . 52
     6.8  ERISA Section 404(c) . . . . . . . . . . . . . . . . . . . . . 53

VII  Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     7.1  Distributive Event . . . . . . . . . . . . . . . . . . . . . . 56
     7.2  General Method of Payment. . . . . . . . . . . . . . . . . . . 58
     7.3  Special Method of Payment. . . . . . . . . . . . . . . . . . . 58
     7.4  Information Provided . . . . . . . . . . . . . . . . . . . . . 59
     7.5  Application for Distribution . . . . . . . . . . . . . . . . . 59
     7.6  Timing of Payment. . . . . . . . . . . . . . . . . . . . . . . 60
     7.7  Duration of Payment. . . . . . . . . . . . . . . . . . . . . . 63
     7.8  Amount of Payment. . . . . . . . . . . . . . . . . . . . . . . 64
     7.9  Special Participant Account Distribution Rules . . . . . . . . 65
     7.10 Additional Distribution Provisions . . . . . . . . . . . . . . 66
     7.11 Designation of Beneficiary . . . . . . . . . . . . . . . . . . 69
     7.12 Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . 71
     7.13 Facility of Payment. . . . . . . . . . . . . . . . . . . . . . 72
     7.14 Qualified Order. . . . . . . . . . . . . . . . . . . . . . . . 72
     7.15 Direct Rollover Rules. . . . . . . . . . . . . . . . . . . . . 73

VIII Insurance or Annuities. . . . . . . . . . . . . . . . . . . . . . . 75
     8.1  Types of Policies and Contracts. . . . . . . . . . . . . . . . 75
     8.2  Premiums - Dividends . . . . . . . . . . . . . . . . . . . . . 75

IX   Administration. . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     9.1  Fiduciary Responsibilities . . . . . . . . . . . . . . . . . . 76
     9.2  Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     9.3  Employer Action. . . . . . . . . . . . . . . . . . . . . . . . 76
     9.4  Investment Manager Appointment . . . . . . . . . . . . . . . . 76
     9.5  Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     9.6  Fiduciary Standards. . . . . . . . . . . . . . . . . . . . . . 78
     9.7  Inter-Relationship of Fiduciaries. . . . . . . . . . . . . . . 79
     9.8  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 79
     9.9  Payment of Expenses. . . . . . . . . . . . . . . . . . . . . . 79
     9.10 Limitation of Liability and Legal Action . . . . . . . . . . . 79


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X    Amendment and Termination of Plan . . . . . . . . . . . . . . . . . 81
     10.1 Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 81
     10.2 Vesting Schedule Amendment . . . . . . . . . . . . . . . . . . 81
     10.3 Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 82
     10.4 Partial Termination. . . . . . . . . . . . . . . . . . . . . . 82
     10.5 Full Vesting . . . . . . . . . . . . . . . . . . . . . . . . . 82
     10.6 Merger or Consolidation of Plan. . . . . . . . . . . . . . . . 83

XI   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
     11.1 Nonassignability . . . . . . . . . . . . . . . . . . . . . . . 84
     11.2 Employment Rights Not Enlarged . . . . . . . . . . . . . . . . 84
     11.3 Participants' Rights Limited . . . . . . . . . . . . . . . . . 84
     11.4 Interpretation and Construction. . . . . . . . . . . . . . . . 84
     11.5 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 85
     11.6 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 85

Signature Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87

Appendix A - Section 1.1 - Special Effective Dates

Appendix B - Section 2.6 - Explanation of Definition of Compensation

Appendix C - Section 2.17(d)(ii) - Top Heavy Actuarial Assumptions

Appendix D - Section 6.7(a)(i) - List of Investment funds Available Under the Plan

Appendix E - Section 6.8 - Information Provided to Comply With Section 404(c) of ERISA

Appendix F - Section 6.8 - Policies and Procedures Re:  Compliance With
Section 404(c) of ERISA

Appendix G - Section 9.1 - Parties Responsible for Certain Plan Functions

















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                            SEABEE CORPORATION
                    PENSION AND RETIREMENT SAVINGS PLAN



     On this 14th of December, 1995, Kaydon Acquisition Corp. V and Seabee

Corporation and the Participating Employers identified in the Appendix of

Participating Employers (the Employer) adopt and amend and restate the

Seabee Corporation Employee Stock Ownership Plan to become the Seabee

Corporation Pension and Retirement Savings Plan (the Plan).



                                 ARTICLE I
                               ESTABLISHMENT



     1.1  EFFECTIVE DATE.  This amendment and restatement is generally

effective on the Plan's original effective date, January 1, 1996.   Certain

provisions are effective as specified in Appendix A.  The plan was originally effective January 1, 1980.  The Plan is adopted by Kaydon

Acquisition VII, Inc., d/b/a Victor Fluid Power Company, effective February

16, 1996.


     1.2  QUALIFICATION INTENT.  The Plan is intended to qualify as a

401(k) profit sharing plan under Sections 401(a), 401(k) and 501(a) of the

Internal Revenue Code of 1986, as amended (the Code), and as an employee pension benefit plan under the Employee Retirement Income Security Act of

1974, as amended (ERISA).  Prior to amendment and restatement, the Plan was intended to qualify as an employee stock ownership plan as defined in




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
Section 4975(e)(7) of the Code, and as a stock bonus plan under Section

401(a) of the Code.


     1.3  INCORPORATION OF TRUST.  The Employer has adopted two Trusts which are incorporated in this Plan by reference.  The Trusts comprise part of a single plan.


     1.4  NO PRIOR APPLICATION.  The Plan and each amendment to the Plan do not apply to any participant who is not an Active Participant on or after the effective date of the Plan or the respective amendment, as the case may be, except that:

     (a)  EXPLICIT APPLICATION.  The Plan, an amendment, or portions of the

Plan or an amendment applies to the extent explicitly designated as applicable to other participants; and

     (b)  ARTICLE VII.  The provisions of Article VII through XI and the

Appendices, as amended from time to time, apply to all participants.

     (c)  VICTOR FLUID POWER CO.  For eligibility and vesting purposes,

Years of Service calculated under the rules of this Plan based on service with Victor Fluid Power prior to February 16, 1996.


     1.5  QUALIFYING EMPLOYER SECURITIES AND SPECIAL RULE.  The Plan is

intended to allow up to 100% of the Plan assets to be invested in qualifying employer securities within the meaning of Section 407 of ERISA.

The maximum number of shares which may be allocated to Participants under this Plan is determined by the Form S-8 Registration Statement for the

Plan, as amended from time to time.


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                                ARTICLE II
                                DEFINITIONS


     2.1  ACCOUNT BALANCE.  The Account Balance is the sum of:

     (a)  SINGLE PARTICIPANT INVESTMENT.  The value of a participant's

Single Participant Investment from time to time; and

     (b)  OTHER.  The value of a participant's accounts other than a Single

Participant Investment from time to time, including all allocations as of the coincident or immediately preceding Allocation Date and the appropriate portion of the earnings, losses and adjustments in value from that

Allocation Date to the date of any distribution.


     2.2  ACTIVE PARTICIPANT.  An Active Participant is an Employee who has

met the Eligibility Requirements of Section 3.1 who begins to participate in the Plan under Section 3.2.  An Employee who becomes an Active

Participant remains an Active Participant until the Employee is no longer employed as an Employee and remains a participant until death or the participant's entire vested Account Balance is distributed.


     2.3  AFFILIATED EMPLOYER.  An Affiliated Employer is an employer included within a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group (as defined in Code Sections 414(b), (c), (m), or (o)) with the Employer.


     2.4  ALLOCATION DATE.  Each business day is an Allocation Date for

Participant Contributions, earnings, losses and other adjustments in value

(except that earnings on the CIGNA Cash Transaction Account are allocated as of December 31 of each year). The Allocation Date for Employer

Contributions and forfeitures is December 31.  The Committee may designate one or more interim Allocation Dates.


     2.5  BREAK IN SERVICE.  A Break in Service is a Plan Year (or, for

purposes of Section 3.3, an eligibility computation period) in which an individual has not completed more than five hundred (500) Hours of Service.

     (a)  DATE OF BREAK.  A Break in Service occurs on the first day of the applicable Plan Year.

     (b)  M/PATERNITY LEAVE.  To determine whether an individual has incurred a Break in Service, the individual is credited with up to five hundred one (501) Hours of Service during a M/Paternity Leave.

           (i)  DEFINED.  M/Paternity Leave is an absence from employment due to the individual's pregnancy, the birth of the individual's child, the individual's adoption of a child or the individual's care of a new born or recently adopted child.  The individual must certify that the absence is due to M/Paternity Leave, specify the exact period of the absence, and provide either medical certification of the birth or legal certification of the adoption.

          (ii)  CREDITING.  An individual shall, during the M/Paternity

     Leave, be credited with the individual's regularly scheduled work hours.  If the individual is not regularly scheduled, the individual shall be credited with eight (8) Hours of Service for each normally scheduled work day during the Leave.  The Hours shall be credited to




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
     the Plan Year in which the absence occurs, or to the next Plan Year,

     as necessary, to prevent a Break in Service.

     (c)  LEAVE OF ABSENCE.  Solely for purposes of preventing a Break in

Service, a Participant on an approved Leave of Absence is credited with

eight (8) Hours of Service for each business day of the Leave.   A Leave of

Absence is a leave granted by the Employer in accordance with rules uniformly applied to all Participants for reasons of health or public service or for reasons determined by the Employer to be in its best interests.  A Participant who does not return to the employ of the Employer within thirty (30) days following the end of the Leave is deemed to have terminated employment as of the date the leave began, unless the failure to return is the result of death, Disability or Retirement.


     2.6  COMPENSATION.  Except as otherwise provided, Compensation is wages, salaries, fees for professional services, and other amounts received

(without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer

(or Affiliated Employer) to the extent that the amounts are includible in gross income (including, but not limited to, overtime and shift premiums,

commissions paid salesman, compensation for services on the basis of a percentage of profits and bonuses (except as excluded below)) (reduced simplified general Section 415 Compensation as provided in Reg. Sections

1.415-2(d)(10) and 1.414(s)-1(c)(3)) and salary continuation payments, plus any salary reduction contribution made by the Employer and excluded from gross income as a cafeteria plan contribution under Code Section 125, a

401(k) profit sharing or simplified employee pension (SEP) plan contribution, or a Code Section 403(b) tax deferred annuity contribution,

any compensation deferred under an eligible Code Section 457(b) deferred compensation plan and any Code Section 414(h)(2) pick-up contributions.  A listing of the types of remuneration NOT included in this definition of

Compensation is provided in Appendix B.

     (a)  CODE SECTION 415 LIMIT.  For purposes of the Code Section 415

Limit and the Maximum Annual Contribution limit of Article IV, Compensation is determined without the additions described above.

     (b)  EMPLOYER RELATED.  Compensation includes only those items relating to the participant's employment with the Employer (or Affiliated

Employer).

     (c)  EXCLUSION.  For purposes of determining and allocating Employer

Contributions under Article VI (other than Minimum Top Heavy Contributions)

and ACP and ADP testing, Compensation excludes compensation earned before becoming and after ceasing to be an Active Participant.

     (d)  DOLLAR LIMIT.  In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each employee taken into account under the Plan may not exceed the OBRA '93 Annual Compensation Limit.

           (i)  DEFINED.  The OBRA '93 Annual Compensation Limit is

     $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal

     Revenue Code.



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
                (A)  COST OF LIVING.  The cost-of-living adjustment in

          effect for a calendar year applies to any period, not exceeding

          12 months, over which Compensation is determined (Determination

          Period) beginning in that calendar year.

                (B)  SHORT PERIOD.  If a Determination Period consists of

          fewer than 12 months, the OBRA '93 Annual Compensation Limit is multiplied by a fraction the numerator of which is the number of months in the Determination Period and the denominator of which is 12.

          (ii)  OVERRIDE.  Any reference in this Plan to the limitation under Section 401(a)(17) of the Code means the OBRA '93 Annual

     Compensation Limit set forth in this provision.

         (iii)  PRIOR PERIOD.  If Compensation for any prior Determination

     Period is taken into account in determining benefits accruing in the current Plan Year, the Compensation for that prior Determination

     Period is subject to the OBRA '93 Annual Compensation Limit in effect for that prior Determination Period.  For this purpose, for

     Determination Periods beginning before the first day of the first Plan

     Year beginning on or after January 1, 1994, the OBRA '93 Annual

     Compensation Limit is $150,000.

     (e)  FAMILY AGGREGATION.  The Compensation of a Five Percent (5%)

owner and the ten most highly compensated Highly Compensated Employees for the year includes the Compensation of the individual's spouse and lineal descendants who have not attained age 19 before the close of the year.  In that case, the family member is not considered a separate employee.  If the

Dollar Limit is exceeded as a result of the Family Aggregation rule, the limitation is prorated among the affected individuals in proportion to each individual's Compensation as determined prior to the application of the rule.


     2.7  EMPLOYEE.  An Employee is any person employed by the Employer who receives compensation for personal services rendered to the Employer which is subject to withholding for federal income tax purposes, except nonresident aliens who do not receive any earned income (as defined in Code

Section 911(d)(2)) from the Employer which constitutes United States source income (as defined in Code Section 861(a)(3)) and persons included in a collective bargaining unit which has not adopted the Plan.

     (a)  LEASED EMPLOYEE.  Employee includes a Leased Employee.  A Leased

Employee is an individual other than an employee who has performed services historically performed by employees for the Employer (or Related Person under Code Section 414(n)(6)) on a full-time basis for at least one (1)

year.

     (b)  LEASED EXCLUSION.  A Leased Employee is excluded if:

           (i)  OTHER PLAN.  The leasing organization certifies that the

     Leased Employee is covered by a money purchase pension plan which provides for:  immediate participation (except as otherwise provided in Code Section 414(n)); non-integrated contributions of at least ten percent (10%) of Compensation and full and immediate vesting; and

          (ii)  WORK FORCE.  Leased Employees do not constitute more than twenty percent (20%) of the aggregate number of Non-Highly Compensated

     Employees who:

                (A)  FULL-TIME.  Have performed services for the Employer

          and any Related Person on a substantially full-time basis for a period of at least 1 year; or

                (B)  OTHER LEASED.  Are leased employees of the Employer

          (determined without regard to this paragraph).


     2.8  HIGHLY COMPENSATED EMPLOYEES.  A Highly Compensated Employee is:

     (a)  GENERAL RULE.  An Employee who has an Hour of Service for the

performance of duties during the Plan Year who, with respect to the

Employer (or Affiliated Employer), during the Plan Year or the Look-Back

Year:

           (i)  FIVE PERCENT OWNER.  Is at any time a more than five

     percent (5%) owner of stock or voting power;

          (ii)  $75,000.  Receives Compensation in excess of $75,000, as adjusted by the Secretary of the Treasury;

         (iii)  TOP PAID GROUP.  Receives Compensation in excess of

     $50,000, as adjusted by the Secretary of the Treasury, and is in the group consisting of the top 20 percent of the employees of the

     Employer (and Affiliated Employers) when ranked on the basis of

     Compensation received during the year (calculated by including Leased

     Employees required to be treated as Employees but excluding employees who:  have not completed six months of service by the end of the year;

     normally work less than 17 1/2 hours per week or during less than six months during any year; or have not attained age 21 by the end of the year); or

          (iv)  OFFICER.  Is at any time an officer who receives

     Compensation greater than 50 percent of the amount in effect under

     Code Section 415(b)(1)(A) for the year.

                (A)  MAXIMUM.  The number of officers shall not exceed the greater of three or ten percent of the total employees performing services for the Employer (or Affiliated Employer) during the

          Plan Year or the Look-Back Year, without exclusion, with a maximum of 50.  If this limitation operates, the officers are those receiving the greatest compensation during the Plan Year or the Look-Back Year.

                (B)  MINIMUM.  If no officer satisfies the compensation

          rule for the Plan Year or the Look-Back Year, the highest paid officer for the Plan Year or the Look-Back Year is a Highly

          Compensated Employee.

                (C)  SEPARATE.  These rules apply separately to the Plan

          Year and the Look-Back Year.

     For each Plan Year, an Employee who was not a Highly Compensated

     Employee under (ii), (iii), or (iv), above, for the Look-Back Year is not a Highly Compensated Employee unless the Employee is also one of the 100 highest paid employees of the Employer (and Affiliated

     Employers) for the Plan Year, including Leased Employees required to be treated as employees. The applicable dollar amount for a year is the dollar amount, as adjusted by the Secretary of the Treasury, for the calendar year in which the Plan Year or the Look-Back Year begins.

     (b)  FORMER EMPLOYEE RULE.  A former Employee who:

           (i)  SEPARATED.  Performs no services for the Employer (or

     Affiliated Employer) during the Plan Year or is treated as having separated under Code Section 414(q); and

          (ii)  HIGHLY COMPENSATED.  Was a Highly Compensated Employee

     when the employee separated from service or at any time after attaining age 55.

     Former employees are not included in the Top-Paid Group, the group of the top 100 employees, or the group of includable officers for purposes of determining the Employees who are Highly Compensated and are not used to determine the number of employees in the Top Paid Group.

     (c)  FAMILY MEMBER RULE.  Any individual who is a member of the family of a Five Percent (5%) Owner or of one of the ten most Highly Compensated

Employees for the Plan Year or the Look-Back Year is not considered a separate employee.  Any Compensation paid to the individual (and any applicable contribution or benefit on behalf of the individual) is treated as paid to (or on behalf of) the Five Percent (5%) Owner or Highly

Compensated Employee.  Family means the employee's spouse and lineal ascendants or descendants and the spouses of the lineal ascendants or descendants on any day within the year.

     (d)  DETERMINATION AND LOOK-BACK YEARS.  The Determination Year is the

Plan Year.

           (i)  LOOK-BACK YEAR.  The Look-Back Year is the calendar year ending with or within the applicable Plan Year or, in the case of a

     Plan Year of less than twelve months, the calendar year ending with or within the twelve month period ending with the end of the Plan Year.

          (ii)  SPECIAL RULE FOR PLAN YEAR.  The calculation for the Plan

     Year is based only on the period, if any, by which the applicable Plan

     Year extends beyond the Look-Back Year.  In that case:

                (A)  NO LAG PERIOD.  If there is no lag period, a separate

          Plan Year calculation is not required.

                (B)   ADJUSTMENT.  The $75,000.00 and Top Paid Group dollar

          amounts must be adjusted for each lag period by multiplying the dollar amount by a fraction, of which the numerator is the number of calendar months included in the lag period and the denominator is twelve.

                (C)   NO SERVICES.  An employee who performs services during

          the Plan Year is not a Former Employee merely because the

          employee does not perform services during the lag period.


     2.9  HOUR OF SERVICE.  An Hour of Service is an hour for which an employee is paid or entitled to be paid by the Employer (or Affiliated

Employer, except for hours before the affected Employers become affiliated):  for the performance of duties for the Employer (or Affiliated

Employer) during the applicable period; for a period of time during which no duties are performed (whether or not employment has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, Military Service or leave of absence related to the Employer (or

Affiliated Employer); or for back pay, irrespective of mitigation of damages, based on a settlement or award involving the Employer (or

Affiliated Employer).

     (a)  EXCLUDED HOURS.  Hours of Service are not credited for periods for which payments are received under applicable worker's compensation,

unemployment compensation or disability laws or for payments which reimburse an Employee for medical or medically related expenses.

     (b)  MAXIMUM CREDIT.  For periods during which no duties are performed or back pay is awarded, an employee is not credited with greater than five hundred one (501) Hours of Service during any single, continuous period during which no services are performed for the Employer (or Affiliated

Employer).  An employee is not credited with Hours of Service under this subsection in excess of regularly scheduled hours for the performance of duties during the period.  Credit is not given twice for any Hour of

Service.  This rule does not limit the crediting of Hours of Service for paid non-duty vacation, holiday, bereavement, jury duty, or short-term military service time.

     (c)  UNIT OF TIME PAYMENT.  If non-duty or back-pay payments are determined by units of time, an employee is credited with the number of regularly scheduled working hours included in the units of time upon which the payment is calculated.  If the employee does not have a regularly scheduled workweek, hours are calculated on a reasonable basis which reflects the average hours worked by the Employee.

     (d)  OTHER METHOD OF PAYMENT.  If non-duty or back-pay payments are not determined on the basis of time, an employee is credited with Hours of

Service determined by dividing the amount of the payment by the employee's most recent rate of hourly compensation.  If an employee is not paid on an hourly basis, the hourly rate is determined by dividing the most recent compensation for the period of payment by the number of hours regularly scheduled for the period, or if not regularly scheduled, by the average number of hours worked during the period.  If an employee's compensation is not determined on the basis of a fixed rate for specified periods, the employee's hourly rate is the lowest hourly rate paid to employees in the same job classification.  If no employees in the same job classification have an hourly rate, the rate is the minimum wage under Section 7(a)(1) of the Fair Labor Standards Act of 1938, as amended.

     (e)  CREDITING.  Hours of Service for which duties are performed are credited to the Plan Year in which the duties are performed.  Hours of

Service for which no duties are performed or for back pay are credited to the Plan Year to which the payment relates.  Hours, other than back pay,

not calculated on units of time, shall not extend beyond the first two (2)

Plan Years.

     (f)  MILITARY SERVICE.  An Active Participant who is on an unpaid military leave of absence and is on active duty in the Armed Forces of the

United States shall receive credit for Hours of Service equal to the Active

Participant's regularly scheduled work hours for each month of leave.  The

Active Participant must apply for and be able to resume employment with the

Employer (or Affiliated Employer) within the time for protection of reemployment rights.

     (g)  SPECIAL RULE FOR PRIOR SERVICE.  An employee is also credited with an Hour of Service with respect to each hour of employment with any predecessor business entity of an Employer or with a business entity the business or assets of which were acquired by an Employer prior to the date the Employer adopted the Plan.

     (h)  SPECIAL RULE FOR DUTY HOURS.  If an Employer does not maintain hourly records with respect to any employee, the employee is credited with forty-five (45) Hours of Service for each week in which the employee is entitled to be credited with a duty Hour of Service.


     2.10 LIMITATION YEAR.  The Limitation Year is the Plan Year.


     2.11 MATCHING CONTRIBUTION.  A Matching Contribution is any Employer

Contribution made to the Plan on behalf of an Active Participant on account of an Elective Contribution made by the Active Participant for the Plan

Year or any forfeiture allocated on the basis of Matching or Elective

Contributions, excluding any contribution or allocation used to meet the top heavy minimum contribution or benefit requirement of Code Section 416 and any Matching Contribution to the extent considered for purposes of Code

Section 401(k) testing.


     2.12 NORMAL RETIREMENT AGE.  Normal Retirement Age is 65.


     2.13 PLAN YEAR. The Plan Year is an annual accounting period ending each December 31.

     2.14 QUALIFIED ORDER.  A Qualified Order is an order issued by a competent State Court with jurisdiction under its domestic relations law which meets the following conditions.

     (a)  REQUIREMENTS.  The order must:

           (i)  RECIPIENT.  Identify the recipient who must be the then or former spouse, child or dependent of the participant;

          (ii)  SUBJECT.  Provide for payment in connection with alimony,

     child support or a division of marital property; and

         (iii)  CONTENTS.  Contain the name and address of the participant and the recipient, the amount or percentage of the payment and the duration of the payment.

     (b)  RESTRICTIONS.  The order must not require:

           (i)  INCREASE.  The Plan to pay more to the participant and all recipients than the participant's Vested Account Balance;

          (ii)  METHOD, DURATION.  A method or duration of payment not permitted under the Plan;

         (iii)  PAYMENT.  Payment to begin before the earliest of:  a

     Distributive Event or the later of the date the participant attains age 50 or could begin receiving benefits upon separation from service;

          (iv)  CANCEL.  Cancellation of the prior right of another

     recipient; or

           (v)  BENEFICIARY.  A greater right to designate a beneficiary for a recipient's benefit amount than the participant's right, or application of the Joint and Spousal Survivor benefit or the Spousal

     Survivor Annuity to the spouse of the recipient.

     2.15 QUALIFYING SPOUSE.  A Qualifying Spouse is an individual to whom the participant has been legally married for at least one (1) year before the earlier of the first day of the first period for which benefits are paid or the date of the participant's death and to whom the participant remains married at that time.

     (a)  SPECIAL RULES.  A Qualifying Spouse includes:  to the extent of the interest provided under a Qualified Order, an individual who is a former spouse who was married to the participant for at least one year who is required to be treated as a Qualifying Spouse under the Order and, for provisions relating to the Joint and Spousal Survivor form, an individual whom a participant legally married within one (1) year before the first day of the first period for which benefits were paid and to whom the participant has been legally married for at least one (1) year before the date of the participant's death and to whom the participant remains married at that time.

     (b)  QDRO SPOUSE.  A Qualifying Spouse does not include a spouse or former spouse to the extent benefits are payable to or with respect to a prior spouse who is treated as a Qualifying Spouse under a Qualified Order.


     2.16 STOCK.  Stock is common stock of Kaydon Corporation.


     2.17 TOP HEAVY.  The Plan is Top Heavy for any Plan Year in which the present value of Accrued Benefits for Key Employees is more than sixty percent (60%) of the present value of Accrued Benefits for all Participants excluding former Key Employees.  The Plan is Super Top Heavy for any Plan

Year in which the present value of Accrued Benefits for Key Employees is more than ninety percent (90%) of the present value of Accrued Benefits for all Participants excluding former Key Employees.

     (a)  REQUIRED AGGREGATION.  A Required Group includes each plan of the

Employer (or Affiliated Employer) in which a Key Employee participates or participated at any time during the five year period ending on the

Determination Date (whether or not terminated) or which enables any such plan to meet the nondiscrimination and participation requirements of Code

Sections 401(a)(4) or 410.  If the Group is Top Heavy, all plans in the

Group are Top Heavy.  If the Group is not Top Heavy, all plans in the Group are not Top Heavy.

     (b)  PERMISSIVE AGGREGATION.  A Permissive Group may include any other plan of the Employer (or Affiliated Employer) or to which the Employer contributes which, when considered with any Required Group, satisfies the nondiscrimination and participation requirements of Code Sections 401(a)(4)

and 410 and provides comparable contributions or benefits.  If the

Permissive Group is Top Heavy, only the plans in the Required Group are Top

Heavy.  If the Permissive Group is not Top Heavy, all plans in the

Permissive Group are not Top Heavy.

     (c)  KEY EMPLOYEES.  A Key Employee is a Participant who, under Code

Section 416(i), is with respect to the Employer:

           (i)  OFFICER.  A corporate officer whose Compensation is more than one-half the limitation under Code Section 415(b)(1)(A);

          (ii)  TEN LARGEST OWNERS.  One (1) of ten (10) employees owning the largest interests, excluding those whose pay is not more than the limitation under Code Section 415(c)(1)(A), who have Compensation less than the tenth largest owner, and who owns less than a one-half percent (.5%) interest;

         (iii)  FIVE PERCENT OWNER.  A Five Percent (5%) Owner; or

          (iv)  ONE PERCENT OWNER, $150,000.  A more than one percent (1%)

     owner of stock or voting power with Compensation of more than

     $150,000.00.

     (d)  DETERMINATION.  Top Heavy status and Account Balances are determined under Code Section 416(g) on the last day of the preceding Plan

Year, or, for the initial Plan Year, the last day of that Plan Year

(Determination Date).

           (i)  PERSONS INCLUDED.  Key Employees include individuals who had that status during the Plan Year or any of the four (4) preceding

     Plan Years or who are their beneficiaries.  For purposes of this section, Participants include individuals who were Employees during the Plan Year or any of the four (4) preceding Plan Years, without regard to whether the individual actually receives compensation for the personal services rendered to the Employer.

          (ii)  ACTUARIAL ASSUMPTIONS.  The actuarial assumptions for this determination, if any, are set forth in Appendix C.

         (iii)  ACCRUED BENEFITS.  The Accrued Benefit under the Plan and any other defined contribution plan is the Participant's Account

     Balance.  The Accrued Benefit under a defined benefit plan is the

     Participant's annualized normal retirement benefit under the basic form determined under that plan's accrual method.  For Participants other than Key Employees, if there is no specified uniform accrual method, the Accrued Benefit is determined as if the benefit accrued not more rapidly than the slowest accrual rate permitted under Code

     Section 411(b)(1)(C).  Accrued Benefits include distributions made during the Plan Year and the four (4) preceding Plan Years, other than benefits already included, and contributions due and unpaid in the first year of the Plan or to a money purchase, target benefit or defined benefit pension plan.

          (iv)  OWNERSHIP.  Ownership is determined under Code Section 318 modified by Code Section 416(i)(1)(B)(iii) without regard to the aggregation rules under Code Sections 414(b), (c), (m) and (o).

           (v)  OTHER PLANS.  For other plans of an Employer, values shall be determined on the Determination Date ending on or within the same calendar year.


     2.18 YEAR OF SERVICE.  A Year of Service is:

     (a)  GENERAL RULE.  A Period in which at least one thousand (1,000)

Hours of Service are completed.  The Period is:

           (i)  ELIGIBILITY.  For eligibility purposes, the 12 consecutive month period beginning on the date on which an Employee first performs an Hour of Service for the Employer on or after the Effective Date,

     and Plan Years beginning on or after that date; and

          (ii)  VESTING AND BREAK IN SERVICE.  For vesting and Break in

     Service purposes, each Plan Year beginning on or after the Effective

     Date.

     (b)  PRE-AMENDMENT AND RESTATEMENT.  All Years of Service credited under the Plan before amendment and restatement in accordance with the prior plan document.

     (c)  VICTOR FLUID POWER CO.  For eligibility and vesting purposes,

Years of Service calculated under the rules of this Plan based on service with Victor Power Co. prior to February 16, 1996.

Years of Service credited prior to a Break in Service are disregarded for all purposes under the Plan upon a return to employment until the Employee again completes one-thousand (1,000) Hours of Service for the performance of duties during the twelve (12) month period following the date on which the Employee completes an Hour of Service after the Break in Service or during any calendar year beginning on or following that date.  Years of

Service credited prior to a distribution of a participant's entire vested

Account Balance after termination of employment are disregarded (with respect to previous allocations) upon a return to employment unless the individual repays the distribution in accordance with the limits of Article

VI.

                                ARTICLE III
                       ELIGIBILITY AND PARTICIPATION


     3.1  ELIGIBILITY REQUIREMENTS.  An Employee is eligible to become an

Active Participant when the Employee:

     (a)  AGE.  Attains age 18; and

     (b)  SERVICE.  Completes one thousand (1000) or more Hours of Service during the one year period beginning with the individual's first Hour of

Service or a Plan Year beginning during that period or thereafter.  The

Service requirement is satisfied upon completion of the 1,000th Hour of

Service where that occurs prior to the end of the one year or the Plan Year measuring period.


     3.2  PARTICIPATION.  Every Active Participant in the Plan on the

Effective Date remains an Active Participant.  Each Employee who satisfies the Eligibility Requirements on the Effective Date is an Active Participant

on the Effective Date.  Each other Employee is an Active Participant on the first January 1, April 1, July 1, or October 1 coincident with or after the

Employee satisfies the Eligibility Requirements.    In addition to the

general Participation rules, each Employee who had satisfied the

Eligibility Requirements as of February 16, 1996 based on service with

Victor Fluid Power Co. is an Active Participant in this Plan on February

16, 1996.


     3.3  RE-PARTICIPATION.  An Employee who is reemployed by the Employer following a Break in Service becomes an Active Participant:

     (a)  FORMER VESTED ACTIVE PARTICIPANT.   On the first day on which the

Employee again completes an Hour of Service for the performance of duties as an Employee if the Employee had a vested interest in the Employer

Regular Profit Sharing Account at the beginning of a Break in Service.

     (b)  FORMER NONVESTED ACTIVE PARTICIPANT. On the first day on which the Employee again completes an Hour of Service for the performance of duties as an Employee if the Employee's consecutive Breaks in Service do not exceed the greater of five (5) or the pre-Break Years of Service if the

Employee was previously an Active Participant in the Plan but did not have a vested interest in an Employer Account at the beginning of a Break in

Service.  In all other cases, the individual is treated as a new Employee for purposes of participation.


     3.4  TRANSFERRED EMPLOYEES.  Plan benefits of employees who transfer employment among Employers, among classifications within the Employers, or among the Employer and an Affiliated Employer which has not adopted the

Plan are coordinated as follows.

     (a)  IN GENERAL.  A Transfer is a change in job responsibilities in which the employee is employed by an Employer or an Affiliated Employer both before and after the change, the employee is an eligible Active

Participant in this Plan either before or after the change, and the employee first performs an Hour of Service in the new job (the End of

Transfer) before the fifth anniversary of the date on which the employee last performed an Hour of Service in the old responsibilities (the

Beginning of the Transfer).

           (i)  DIRECTION.  The coordination depends upon whether the employee is Transferring into or out of this Plan and upon whether the other plan involved in the Transfer is a defined benefit plan or a defined contribution plan.

          (ii)  VESTING AND PARTICIPATION.  In all transfers, the

     employee's employment year service and Years of Service for vesting and participation purposes with the Employer and An Affiliated

     Employer are credited for vesting and participation purposes under this Plan and all plans to which, or from which, the employee transfers.  An employee is entitled to a benefit from a plan only if the employee's aggregate service for vesting purposes entitles the employee to a benefit under that plan's vesting schedule.

     (b)  TRANSFERS OUT.  An employee who Transfers from employment covered by this Plan to employment with the Employer or an Affiliated Employer not covered by this Plan receives an amount under this Plan based on accruals under this Plan for the portion of the plan year of Transfer prior to the

Beginning of the Transfer to the extent the employee is eligible under the terms of this Plan.  The employee's Accounts in this Plan will continue to share in investment gains or losses under the terms of this Plan, and will continue to be subject to participant investment direction under this Plan from and after the Beginning of the Transfer.

           (i)  TRANSFER TO A DEFINED BENEFIT PLAN.  If the employee

     participates in a defined benefit plan maintained by the Employer or an Affiliated Employer, to the extent provided in that plan, the employee will receive a benefit from the defined benefit plan to which the employee Transferred based only upon the employee's service and compensation with the Employer or Affiliated Employer (except as limited by that plan) subsequent to the End of the Transfer.

          (ii)  TRANSFER TO A DEFINED CONTRIBUTION PLAN.  If the employee participates in a defined contribution plan maintained by the Employer or an Affiliated Employer, the employee will receive an amount under the defined contribution plan to which the employee Transferred based on accruals under that plan for the portion of the plan year of

     Transfer and later plan years subsequent to the End of the Transfer to the extent the employee is eligible under the terms of that plan.  In addition, to the extent the employee is fully vested, the plans so provide, the employee requests, the plans' qualified status is unaffected and no plan amendments or plan operational changes are necessary to carry out the transfer, the employee's account balance in this Plan will be transferred in a trustee to trustee transfer to the other defined contribution plan as soon as administratively practicable after the End of the Transfer.

     (c)  TRANSFERS IN.  An employee who Transfers from employment with the

Employer or an Affiliated Employer not covered by this Plan to employment covered by this Plan receives an amount under this Plan based on accruals under this Plan for the portion of the plan year of Transfer and later plan years subsequent to the End of the Transfer to the extent the employee is eligible under the terms of this Plan.

           (i)  TRANSFER FROM A DEFINED BENEFIT PLAN.  If the employee participated in a defined benefit plan maintained by the Employer or an Affiliated Employer, the employee will receive no additional service for benefit accrual purposes under that defined benefit plan from and after the Beginning of the Transfer.  The employee's Average

     Monthly Compensation under that plan is fixed as of the Beginning of the Transfer and the employee's benefit at or after ultimate termination of employment with the Employer and Affiliated Employer is determined under that plan's benefit formula or benefit multiplier in effect at the Beginning of the Transfer.

          (ii)  TRANSFER FROM A DEFINED CONTRIBUTION PLAN.  If the

     employee participated in another defined contribution plan maintained by the Employer or an Affiliated Employer, the employee will receive an amount under the defined contribution plan from which the employee

     Transferred based on accruals under that plan for the portion of the plan year of Transfer prior to the Beginning of the Transfer to the extent the employee is eligible under the terms of that plan.  The employee's account in that plan will continue to share in investment gains or losses under the terms of that plan as long as the account remains part of that plan.  In addition, to the extent the employee is fully vested, the plans so provide, employee requests, the plans'

     qualified status is unaffected and no plan amendments or plan operational changes are necessary to carry out the transfer, the employee's account balance in that plan will be transferred in a trustee to trustee transfer to this Plan as soon as administratively practicable after the End of the Transfer.

     (d)  SPECIAL RULE.  All Transfers are subject to the following special rules.

           (i)  NON-RESIDENT ALIENS.  These Transfer rules do not apply to transfers in which the employee was or becomes a non-resident alien or in which a plan not subject to ERISA is involved.

          (ii)  DETERMINATION OF SERVICE.  Unless otherwise provided,

     Years of Service are determined under the plan under which the service was earned.

                                ARTICLE IV
                          EMPLOYER CONTRIBUTIONS



     4.1  EMPLOYER CONTRIBUTIONS.  For each Plan Year, the Employer:

     (a)  SALARY DEFERRED.  Must contribute the sum of Active Participant

Salary Deferred Contributions.

     (b)  REGULAR PROFIT SHARING.  May contribute a Regular Profit Sharing

Contribution.  The amount of the contribution, if any, is determined by the

Committee or the Board of Directors of Seabee Corporation in its

discretion, subject to the maximum limitations of this Plan.  A Regular

Profit Sharing Contribution is allocated under Article VI and is subject to the applicable Vesting Schedule.

     (c)  QUALIFYING.  May contribute a Qualifying Contribution which is:

           (i)  NON-DISCRIMINATORY.  Part or all of an Employer

     Contribution which is non-discriminatory under Code Section 401(a)(4)

     determined with and without the Qualifying Contribution;

          (ii)  NOT USED.  Not taken into account in determining whether any other contributions or benefits are non-discriminatory under Code

     Sections 401(a)(4); or under Code Sections 401(k)(3) or 401(m) except to the extent designated by the Employer for that purpose under this

     Plan;

         (iii)  ALLOCATED.  Allocated to the Active Participant as of a

     date within the Plan Year; and

          (iv)  INCREASE.  Not effective to increase the difference

     between the Actual Contribution Percentages (ACP) or Actual Deferral

     Percentages (ADP) for the Highly Compensated and Non-Highly

     Compensated groups.

     The amount of the contribution, if any, is determined by the Board of

Directors of Seabee Corporation in its discretion, subject to the maximum limitations of this Plan.

     (d)  MATCHING.  Will contribute a Matching Contribution which is the sum of $0.25 for each dollar of each eligible Participant's Salary Deferred

Contributions, not to exceed a match of $800 per eligible Participant.

     The tentative contribution is reduced by the amount of forfeitures to be reallocated to Employer Accounts on the Allocation Date as a Matching

Contribution.  The Matching Contribution is allocated under Article VI and is subject to the applicable Vesting Schedule.

     (e)  TOP HEAVY MINIMUM.  Must, if applicable, contribute the Minimum

Top Heavy Contribution.  The Minimum Top Heavy Contribution for each Plan

Year in which the Plan is Top Heavy is:

           (i)  SINGLE PLAN.  If the Employer does not maintain another qualified retirement plan, or for Active Participants in just this

     Plan, the lesser of three percent (3%) of the Compensation of each

     Non-Key Employee Active Participant employed by the Employer (or

     Affiliated Employer) on the last day of the Plan Year or the highest percentage of Compensation allocated to a Key Employee multiplied by the Compensation of those Participants (the Regular Minimum).  For this purpose, Salary Deferred and Matching Contributions allocated to

     Key Employees are treated as an Employer Contribution allocated to a

     Key Employee. The Amount is determined without regard to the integration of contributions with Social Security or an Active

     Participant's failure to make a Mandatory Contribution.

          (ii)  ANOTHER DEFINED CONTRIBUTION PLAN.  If the Employer

     maintains another qualified defined contribution plan in which an

     Active Participant also participates, the Regular Minimum contribution of the Plan which comes first in the following priority order:  a target benefit plan, a money purchase pension plan, a leveraged employee stock ownership plan, a stock bonus plan, or a tax credit employee stock ownership plan.

         (iii)  ANOTHER DEFINED BENEFIT PLAN.  If the Employer maintains a defined benefit plan in which an Active Participant also participates,

     a contribution to the defined benefit plan which will fund the Minimum

     Benefit under the defined benefit plan, offset by the benefits provided under this and any other defined contribution plan of the

     Employer.  If the Employer maintains a defined benefit plan, the Plan is not Super Top Heavy and the Employer elects to utilize the greater multiplier for dollar limitations in the denominator of the defined benefit and defined contribution fractions, the Minimum Benefit

     Multiplier is three percent (3%) rather than two percent (2%).

The Minimum Contribution may be satisfied by Regular Profit Sharing or

Qualifying Contributions.

     (f)  FORFEITURE RESTORATION.  Shall contribute for a reemployed Active

Participant the amount of the forfeited Nonvested Account required to be restored under Article VI, unadjusted for earnings, losses or adjustments in value, less the allocable portion of forfeitures under Article VI.

     The Employer Contribution for a Leased Employee Participant is reduced by any contributions made by the leasing organization for the Employee to,

and the actuarial equivalent of benefits earned by the Employee under, a qualified retirement plan maintained by the leasing organization which are attributable to services performed for the Employer (or Affiliated

Employer).


     4.2  MAXIMUM DEDUCTIBLE AMOUNT.  All contributions to this Plan are conditioned on the deductibility of the contribution under Code Section

404.  Employer Contributions must be determined and made within the time required to qualify the contributions for a deduction under Code Section

404.  An Employer Contribution which exceeds the amount which is deductible by the Employer is subject to a non-deductible contribution excise tax in the year contributed and subsequent years until deducted or returned to the

Employer within the period provided in Code Section 4972(c).  A nondeductible contribution shall, if requested by the Employer, be returned to the Employer within one (1) year of disallowance of the deduction.


     4.3  MAXIMUM ANNUAL ADDITIONS.  The maximum Annual Additions to a

Participant's Accounts under the Plan shall not exceed the Maximum Amount established by this section and Code Section 415, which is incorporated here by reference.

     (a)  MAXIMUM AMOUNT.  The Maximum Amount is the lesser of:

           (i)  PERCENTAGE.  Twenty-five percent (25%) of the Active

     Participant's Compensation for the year; or

          (ii)  DOLLAR LIMIT.  $30,000 (or, if greater, one quarter of the dollar limitation in effect under Code Section 415(b)(1)(A)).  For the

     First Short Plan Year, the Dollar Limit is 11/12 of $30,000 or

     $27,500, and for the Second Short Plan Year, the Dollar Limit is 1/12

     of $30,000 or $2,500.

     (b)  ANNUAL ADDITIONS.  Annual Additions are the sum of the following amounts for the applicable Plan Year:

           (i)  EMPLOYER CONTRIBUTIONS.  Employer Contributions allocated to the Participant's Accounts (including amounts which constitute excess deferrals, excess contributions, or excess aggregate contributions whether or not recharacterized or distributed under

     Article V);

          (ii)  FORFEITURES.  Forfeitures allocated to the Participant's

     Accounts;

         (iii)  VOLUNTARY CONTRIBUTIONS.  For Limitation Years beginning on or after January 1, 1987, a participant's voluntary contributions for the year and, for Limitation Years beginning prior to that date,

     the lesser of a participant's voluntary contributions in excess of six percent (6%) of the participant's Compensation for the year or one-half (1/2) of the contributions; and

          (iv)  MEDICAL ACCOUNTS.  Certain amounts allocated after March

     31, 1984 to a participant's individual medical account within Code

     Section 415(l) under the Employer's pension or annuity plan or after

     December 31, 1985 to a Key Employee Participant's post-retirement medical account under the Employer's welfare benefit plan, although the Percentage limit in Subsection (a)(i) shall not apply to this amount.

     (c)  DEFINED CONTRIBUTION AGGREGATION.  If a participant is also a participant in any other qualified defined contribution plan maintained by the Employer, the Annual Additions to the participant's accounts shall not exceed the limitations above and shall be reduced in the plans in the following order of priority:  a tax credit employee stock ownership plan; a stock bonus plan; a profit sharing plan; this plan; a money purchase pension plan; a target benefit plan; or a defined benefit pension plan.

     (d)  DEFINED BENEFIT PLAN.  If a participant is also a participant in any qualified defined benefit plan maintained by the Employer, the Annual

Additions to the participant's accounts shall be reduced in the order of priority for Defined Contribution Aggregation so that the sum of the

Defined Benefit Fraction and the Defined Contribution Fraction does not exceed 1.0 for any year.

           (i)  DEFINED BENEFIT FRACTION.  The numerator of the Defined

     Benefit Fraction is the sum of the projected annual benefit of the participant under all defined benefit plans maintained by the Employer

     (or Affiliated Employer), whether or not terminated, determined as of the close of the Limitation Year.  The denominator is the lesser of the following, adjusted under Code Section 415.

                (A)  1.25.  1.25 multiplied by the defined benefit dollar

          limitation or, if greater for a participant who entered the Plan before January 1, 1983, the participant's accrued benefit at the end of the last Limitation Year ending before December 31, 1983;

          or

                (B)  1.4.  1.4 multiplied by the highest average

          compensation, including any adjustments, under Code Section

          415(b).

          (ii)  DEFINED CONTRIBUTION FRACTION.  The numerator of the

     Defined Contribution Fraction is the sum of annual additions to the participant's account under all defined contribution plans maintained by the Employer (or Affiliated Employer), whether or not terminated,

     as of the end of the Plan Year.  The denominator is the lesser of the following, adjusted under Code Section 415.

                (A)  1.25.  1.25 multiplied by $30,000.00 (as adjusted by

          the Secretary of the Treasury); or

                (B)  35%.  35% of the participant's Compensation determined for each Limitation Year.

     (e)  TOP HEAVY ADJUSTMENT.  If the Plan is Top Heavy and the Employer

has not elected to provide the Additional Minimum Contribution or if the

Plan is Super Top Heavy:

           (i)  MULTIPLIER REDUCTION.  The multiplier of the defined

     benefit dollar limitation, the defined benefit denominator adjustment and the defined contribution dollar amount is reduced to 1.0; and

          (ii)  TRANSITION FRACTION.  The pre-TEFRA transition fraction numerator amount is reduced to $41,500.00.

     (f)  AFFILIATED EMPLOYER.  For purposes of applying the limitations contained in this section, plans maintained by the Employer include all plans maintained by an Affiliated Employer as modified by Code Section

415(h).


     4.4  EXCESS ADDITION.  If, despite the restrictions contained in this

Article and Code Section 415, an excess Annual Addition occurs, to the extent the excess cannot be cured by the distribution of Elective Deferrals or other Participant Contributions, the excess:

     (a)  REDUCED CONTRIBUTION.  If the excess is due to a reasonable error in estimating compensation, allocation of forfeitures or other facts and circumstances as determined by the Commissioner justifying the excess,

shall be retained by the Trustee in an Unallocated Suspense Account.  The

excess reduces the Employer's contribution for the next succeeding Plan

Year and is allocated to the applicable Participant's Account on the next

Allocation Date before any additional contributions may be made to the

Plan.  If the participant's participation is terminated before the next

Allocation Date, the excess is allocated and reallocated among the Active

Participants on that date.

     (b)  UNALLOCATED SUSPENSE ACCOUNT.  Held in an Unallocated Suspense

Account shall not share in the earnings, losses and adjustments in value of the Fund.

     To the extent the excess can be cured by the distribution of Salary

Deferred Contributions or other Participant Contributions, such

Contributions and the gains on these amounts shall be distributed, to the extent that the distribution reduces the excess amounts in the participant's Account. Amounts distributed in that manner are disregarded for purposes of Code Section 402(g), the Actual Deferral Percentage test and the Actual Contribution Percentage test.


     4.5  ERRONEOUS CONTRIBUTION.  An erroneous contribution resulting from a mistake of fact shall, if requested by the Employer, be returned to the

Employer within one (1) year of payment.  Contributions made prior to an initial determination of nonqualified status shall, if requested by the

Employer, be returned to the Employer within one year of the denial of qualified status, if the request for initial determination of qualified status was made in a timely manner.  In all other circumstances, the corpus or income of the Trust may not be diverted to or used for other than the exclusive benefit of the participants or their beneficiaries.


     4.6  INVESTMENT OF CONTRIBUTIONS IN STOCK.  Effective upon compliance with applicable federal and state securities laws, to the extent

Participants have elected to invest contributions in Stock, the Trustee shall purchase the number of whole shares of Stock which may be purchased with each contribution.  Purchases shall be made as soon as practicable.

If any balance of a contribution which Participants have elected to be invested in Stock or cash dividends remains after the Trustee has purchased the number of shares of Stock which may be purchased, the remaining amount shall be maintained in the Trust, aggregated with the next contribution to be invested in Stock or cash dividends on Stock paid to the Plan and applied to purchase the number of shares of Stock which may then be purchased.

                                 ARTICLE V
                         PARTICIPANT CONTRIBUTIONS


     5.1  PARTICIPANT CONTRIBUTIONS.  For each Plan Year, an Active

Participant may make:

     (a)  SALARY DEFERRED.  Salary Deferred Contributions of Compensation

which the Active Participant may elect to defer or receive in cash which:

           (i)  NOT AVAILABLE.  Are not made out of Compensation which is currently available to the Active Participant at the date of the election, the date of adoption of the Plan and the Effective Date;

          (ii)  TIMING.  Are reflected in an election made within thirty

     (30) days after the close of the Plan Year;

         (iii)  IMPERMISSIBLE USE.  Are not taken into account in

     determining whether any other contributions under any plan satisfy

     Code Section 401(a) other than Code Section 410(b)(2)(A)(ii),

     including but not limited to Code Section 416; and

          (iv)  LIMITS.  Do not exceed the Elective Contribution Limit,

     the Elective Deferral Limit, the Multiple Use Limit, or 15% of

     Compensation.

     (b)  TRANSFER OR ROLLOVER.  Contributions which consist of amounts transferred:

           (i)  TRANSFER.  Directly from the Trustee, Custodian, or

     Insurer of a plan or related trust qualified under Code Section 401(a)

     if this Plan is not obligated to provide Code Section 411(d)(6)

     protected benefits not already provided by this Plan as a result of the transfer.

          (ii)  ROLLOVER.  In a rollover qualified under Code Sections

     402(a) or 408(d).  An Active Participant may not contribute amounts from an inherited Individual Retirement Account or Annuity.  The Plan

     will accept a rollover only if the individual agrees that the amount rolled-over becomes subject to the distribution restrictions of this

     Plan.

A participant may not make a deductible employee contribution for any taxable year.


     5.2  METHOD.  Participant Contributions may be made by payroll deduction or by any methods and at any intervals under rules established by the Employer.  All Participant Contributions must be made to the Trust through the Employer.  The Trustee is not required to receive contributions directly from Participants.

     (a)  ELECTIONS.  Elections to make, discontinue or resume Participant

Contributions must be in writing and signed by the Participant.

           (i)  TIMING.  An Election is effective not later than the first day of the first payroll period beginning after the Election is filed with the Committee, the Trustee, or the Plan Administrator, unless a later date is specified by the Participant or additional time is required for administrative processing.

          (ii)  DISCONTINUANCE.  A discontinuance remains in effect until at least the first day of the first payroll period beginning after the end of the calendar quarter in which an Election to again make contributions is made.

         (iii)  AUTOMATIC.  A Participant's Election is automatically suspended for twelve (12) months after receipt of a hardship distribution from a plan of the Employer (or Affiliated Employer) if the hardship distribution is based on a deemed financial need or if the hardship distribution is made from this Plan, and until the first day of the calendar quarter coincident with or next following thirty

     (30) days from an Age 59 1/2 distribution.

     (b)  TIME LIMIT.  Participant Contributions must be transmitted to the

Trustee on the earliest date the contributions can reasonably be segregated from the Employer's general assets, but not later than ninety (90) days from the date the amounts are received by the Employer or would otherwise have been payable to the Active Participant.

     (c)  SPECIAL RULE.  Any Participant Contribution Election otherwise permitted by this Article may, at the Participant's election, also be made pursuant to an irrevocable election made by the Participant six months or more in advance of the effective date of the election.


     5.3  MATCHING AND VOLUNTARY CONTRIBUTION LIMITS.  Matching and

voluntary Contributions (excluding Qualifying Contributions used to meet the Code Section 401(k) tests and including, to the extent designated by the Employer, other Qualifying or Salary Deferred Contributions) to this

Plan, and any plan aggregated with this Plan for purposes of Code Sections

401(a)(4) and 410(b), must:

     (a)  MATCHING AND VOLUNTARY CONTRIBUTION LIMIT.  Satisfy the Actual

Contribution Percentage test.  The Actual Contribution Percentage for all eligible Highly Compensated Employees may not be greater than either:

           (i)  ONE AND TWENTY-FIVE HUNDREDTHS.  One and twenty-five

     hundredths times (1.25x) the Actual Contribution Percentage for all eligible Active Participants other than Highly Compensated Employees;

     or

          (ii)  TWO PERCENT AND TWO TIMES.  The lesser of two percent (2%)

     above or two times (2x) the Actual Contribution Percentage for all eligible Active Participants other than Highly Compensated Employees;

     and

     (b)  MULTIPLE USE.  Satisfy the additional Multiple Use limitations of

Code Section 401(m).


     5.4  ACTUAL CONTRIBUTION PERCENTAGE.  The Actual Contribution

Percentage (ACP) for Active Participants other than Highly Compensated

Employees or Highly Compensated Employees is the average of the percentages of Compensation represented by the sum of the non-forfeited matching,

voluntary and, to the extent designated by the Employer, other Qualifying or Salary Deferred Contributions deferred under the Plan for each Active

Participant eligible for any part of the Plan Year (or ineligible because of suspension) included within the respective classification.

     (a)  AGGREGATION.  The average is calculated by treating all of the matching and voluntary Contributions to any plan made on behalf of a Highly

Compensated Active Participant as made to one plan.

     (b)  TAKEN INTO ACCOUNT - VOLUNTARY.  A voluntary contribution is taken into account for the Plan Year in which the amount is contributed to the plan or paid to a plan agent for transmittal to the plan within a reasonable time.

     (c)  TAKEN INTO ACCOUNT - MATCHING.  A matching contribution is taken into account for a Plan Year only if the contribution is allocated as of a date within the Plan Year and is actually paid within twelve months after the Plan Year.

     (d)  TAKEN INTO ACCOUNT - SALARY DEFERRED.  Salary Deferred

contributions are taken into account only if the contributions:

           (i)  NON-DISCRIMINATORY.  Satisfy the requirements of Code

     Section 401(k)(3), determined with and without any Salary Deferred contributions treated as matching contributions;

          (ii)  NOT USED.  Are not taken into account in determining whether any other contributions or benefits are non-discriminatory under Code Sections 401(a)(4) or 401(k)(3);

         (iii)  ALLOCATED AND PAID.  Are actually paid within twelve months after the Plan Year and the allocation of the contribution is not contingent on continued participation or performance of services after allocation; and

          (iv)  RECEIPT.  Relate to compensation that would have been received in the Plan Year or within two and one-half months after the

     Plan Year but for the deferral.

     (e)  TAKEN INTO ACCOUNT - QUALIFYING.  Qualifying Contributions are

taken into account only if the contributions:

           (i)  NONFORFEITABLE.  Are nonforfeitable when made; and

          (ii)  DISTRIBUTION RESTRICTIONS.  Are subject to the

     distribution restrictions of Section 7.1.

     (f)  AGGREGATION OF FAMILY MEMBERS.  The combined Actual Contribution

Percentage for a family group treated as one Highly Compensated Employee under the Family Aggregation rule is determined by combining the voluntary and matching Contributions, Compensation, and amounts treated as matching contributions of all the eligible family members.

     If it is necessary, for purposes of correcting Excess Aggregate

Contributions of family members, to calculate an Actual Contribution

Percentage for the group of eligible family members who are not Highly

Compensated without regard to family aggregation, that Actual Contribution

Percentage is determined by combining the voluntary and matching

Contributions, Compensation, and amounts treated as matching contributions of these employees.  The voluntary and matching Contributions,

Compensation, and amounts treated as matching contributions of all family members are disregarded for purposes of determining the Actual Contribution

Percentage for the group of Highly Compensated Employees and the group of

Non-Highly Compensated Employees, except to the extent required by this section.


     5.5  EXCESS.  If a Highly Compensated Employee's matching and voluntary Contributions (and, to the extent designated by the Employer,

other Qualifying or Salary Deferred Contributions) exceed the Matching and

Voluntary Contribution Limit for any Plan Year, after the close of the Plan

Year and within twelve months after the close of the Plan Year or date of plan termination, the Excess Aggregate Contributions for the Plan Year and

Allocable Income must be designated by the Employer and distributed without notice or consent; or, if forfeitable, forfeited.

     (a)  ALLOCABLE INCOME.  The income allocable to excess aggregate contributions is equal to the sum of the allocable gain or loss for the

Plan Year and the allocable gain or loss from the end of the Plan Year to the date of distribution (or forfeiture).  Income includes all earnings and appreciation whether realized or not.

           (i)  PLAN YEAR.  For the Plan Year, the income allocable to voluntary, matching and designated Qualifying Contributions is multiplied by a fraction the numerator of which is the Excess

     Aggregate Contributions made on behalf of the Participant for the Plan

     Year and the denominator of which is the total Account Balance of the

     Participant attributable to voluntary, matching and designated

     Qualifying Contributions as of the beginning of the Plan Year plus the voluntary, matching and designated Qualifying Contributions attributable to the Participant for the Plan Year.

          (ii)  POST-PLAN YEAR.  For the period between the end of the

     Plan Year and the date of a correction, the same method may be used or the allocable income or loss for the period may be deemed to be equal to 10 percent of the income or loss allocable to Excess Aggregate

     Contributions for the Plan Year (as calculated above) multiplied by the number of calendar months since the end of the Plan Year. For that purpose, a distribution occurring after the fifteenth day of a month will be treated as made on the first day of the next month.

         (iii)  PARTIAL CORRECTION.  Any distribution of less than the entire amount of excess aggregate contributions (and income) is treated as a pro rata distribution of excess aggregate contributions and income.

     (b)  TIME LIMITS.  Amounts not distributed or forfeited within two and one-half (2 1/2) months after the close of the preceding Plan Year are subject to a ten percent (10%) excise tax and within twelve months will cause the disqualification of the Plan.

     (c)  METHOD.  Distribution (or forfeiture, to the extent available)

occurs by first distributing unmatched voluntary Contributions (and allocable income) and then distributing (or forfeiting, if available)

voluntary and matching Contributions (and allocable income) on a pro rata basis.

     (d)  NOTICES TO PARTICIPANTS.  The Plan Committee must advise affected participants at the time of distribution of the year in which the distribution is includible in income and that the receipt of amounts includible in income in a prior year will require the participant to file an amended income tax return if a return has already been filed for the year.

     (e)  ORDERING.  A Highly Compensated Active Participant's matching and voluntary Contributions which exceed the Matching and voluntary

Contribution Limit are determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Contribution

Percentages as necessary, beginning with the highest percentage, until the

Limit is satisfied or the Participant's Percentage equals the next lowest

Percentage and by repeating the process until the Limit is satisfied.  Each distribution or forfeiture of the Excess Aggregate Contributions must be made to Highly Compensated Employees on the basis of the respective portions of the excess aggregate contributions attributable to each as determined by this process.  If a Highly Compensated Employee's Actual

Contribution Percentage is determined by combining the Contributions and

Compensation of all the eligible family members, the excess aggregate contributions for the family unit are allocated among the family members in proportion to the voluntary and matching Contributions of each family member that have been combined.

     (f)  FORFEITURE LIMITATION.  Forfeitures of Excess Aggregate

Contributions may not be allocated to Participants whose contributions are reduced under this section.

     (g)  COORDINATION.  Excess Aggregate Contributions shall be determined after:

           (i)  EXCESS DEFERRALS.  The Excess Deferrals; and

          (ii)  EXCESS CONTRIBUTIONS.  The Excess Contributions.


     5.6  SALARY DEFERRED CONTRIBUTION LIMIT.  Salary Deferred

Contributions (excluding Salary Deferred and Qualifying Contributions used to meet the Code Section 401(m) tests and including, to the extent designated by the Employer, other Qualifying Contributions) to this Plan, and any plan aggregated with this Plan for purposes of Code Sections

401(a)(4) and 410(b), must satisfy:

     (a)  ELECTIVE CONTRIBUTION LIMIT.  The Actual Deferral Percentage

test.  The Actual Deferral Percentage for all eligible Highly Compensated

Employees may not be greater than either:

           (i)  ONE AND TWENTY-FIVE HUNDREDTHS.  One and twenty-five

     hundredths times (1.25x) the actual deferral percentage for all eligible Active Participants other than Highly Compensated Employees;

     or

          (ii)  TWO PERCENT AND TWO TIMES.  The lesser of two percent (2%)

     above or two times (2x) the actual deferral percentage for all eligible Active Participants other than Highly Compensated Employees;

     and

     (b)  MULTIPLE USE.  The additional Multiple Use limitations of Code

Section 401(m).

     Effective January 1, 1993, the collectively bargained portions of the

Plan must be separately tested.  In applying the Salary Deferred

Contribution Limit, the restructuring rules of the regulations under Code

Section 401(a)(4) may be used for Plan Years beginning before January 1,

1992.


     5.7  ACTUAL DEFERRAL PERCENTAGE.  The Actual Deferral Percentage for

Active Participants other than Highly Compensated Employees or Highly

Compensated Employees is the average of the percentages of Active

Participant's Compensation deferred by each Active Participant eligible for any part of the Plan Year (or ineligible because of a suspension) included within the respective classification as an Salary Deferred Contribution

(and, to the extent designated by the Employer, Qualifying Contributions).

     (a)  AGGREGATION.  The average is calculated by treating all cash or deferred arrangements in which an Active Participant is eligible to participate as one arrangement.  If a Highly Compensated Employee participants in two or more cash or deferred arrangements with different plan years, the average is calculated by treating all arrangements ending with or within the same calendar year as one arrangement.

     (b)  DISTRIBUTED AMOUNTS.  Distributed Excess Deferrals (excluding amounts deferred by nonhighly compensated employees to plans of the

Employer) and Qualifying Contributions designated by the Employer are included in the calculation.

     (c)  TAKEN INTO ACCOUNT.  A Salary Deferred or Qualifying Contribution

is taken into account for a Plan Year only if:

           (i)  ALLOCATED AND PAID.  The contribution is actually paid within twelve months after the Plan Year and the allocation of the contribution is not contingent on continued participation or performance of services after allocation;

          (ii)  RECEIPT.  The contribution relates to compensation that would have been received in the Plan Year or within two and one-half months after the Plan Year but for the deferral; and

         (iii)  QUALIFYING.  In the case of a Qualifying Contribution, the

     Contribution is nonforfeitable when made and subject to the distribution restrictions of Section 7.1.

     (d)  AGGREGATION OF FAMILY MEMBERS.  The combined Actual Deferral

Percentage for family group treated as one Highly Compensated Employee under the family aggregation rule is determined by combining the Salary

Deferred Contributions, Compensation, and amounts treated as Salary

Deferred Contributions of all the eligible family members.

     If it is necessary, for purposes of correcting Excess Contributions of family members, to calculate an Actual Deferral Percentage for the eligible family members who are not Highly Compensated Employees without regard to family aggregation, that Actual Deferral Percentage is determined by combining the Salary Deferred Contributions, Compensation, and amounts treated as Salary Deferred Contributions of these employees.  The Salary

Deferred Contributions, Compensation, and amounts treated as Salary

Deferred Contributions of all family members are disregarded for purpose of determining the Actual Deferral Percentage for the group of Non Highly

Compensated Employees, except to the extent required by this section.


     5.8  EXCESS CONTRIBUTIONS.  If a Highly Compensated Active

Participant's Salary Deferred Contributions (and, to the extent designated by the Employer, Qualifying Contributions) exceed the Salary Deferred

Contribution Limit for any Plan Year, after the close of the Plan Year and within twelve months after the close of the Plan Year or date of plan termination, the excess Salary Deferred Contributions for the Plan Year and

Allocable Income must be designated by the Employer and distributed without notice or consent.

     (a)  ALLOCABLE INCOME.  The income allocable to Excess Contributions is equal to the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss from the end of the Plan Year to the date of distribution (or forfeiture).  Income includes all earnings and appreciation whether realized or not.

           (i)  PLAN YEAR.  For the Plan Year, the income allocable to

     Salary Deferred and designated Qualifying Contributions is multiplied by a fraction the numerator of which is the Excess Contributions made on behalf of the Participant for the Plan Year and the denominator of which is the total Account Balance of the Participant attributable to

     Salary Deferred and designated Qualifying Contributions as of the beginning of the Plan Year plus the Salary Deferred and designated

     Qualifying Contributions attributable to the Participant for the Plan

     Year.

          (ii)  POST-PLAN YEAR.  For the period between the end of the

     Plan Year and the date of a correction, the same method may be used or the allocable income or loss for the period may be deemed to be equal to 10 percent of the income or loss allocable to Excess Contributions for the Plan Year (as calculated above) multiplied by the number of calendar months since the end of the Plan Year.  For that purpose, a distribution occurring after the fifteenth day of a month will be treated as made on the first day of the next month.

         (iii)  PARTIAL CORRECTION.  Any distribution of less than the entire amount of Excess Contributions (and income) is treated as a pro rata distribution of Excess Contributions and income.

     (b)  TIME LIMITS.  Amounts not distributed or recharacterized within two and one-half (2 1/2) months after the close of the preceding Plan Year are subject to a ten percent (10%) excise tax and within twelve months may cause the disqualification of the Plan.

     (c)  NOTICES TO ACTIVE PARTICIPANTS.  The Plan Committee must advise affected Participants at the time of distribution of the year in which the distribution is includible in income and that the receipt of amounts includible in income in a prior year will require the Participant to file an amended income tax return if a return has already been filed for the year.

     (d)  ORDERING.  A Highly Compensated Employee's Salary Deferred

Contributions which exceed the Salary Deferred Contribution Limit are determined by reducing contributions made on behalf of Highly Compensated

Employees in order of the Actual Deferral Percentages as necessary,

beginning with the highest percentage, until the Limit is satisfied or the

Participant's Percentage equals the next lowest Percentage and by repeating the process until the Limit is satisfied.  Each distribution or recharacterization of the Excess Contributions is made to Highly

Compensated Employees on the basis of the respective portions of the Excess

Contributions attributable to each as determined by this process.  If a

Highly Compensated Employee's Actual Deferral Percentage is determined by combining the Contributions and Compensation of all the eligible family members, the Excess Contributions for the family unit are allocated among the family members in proportion to the Salary Deferred Contributions of each family member that have been combined.

     (e)  CO-ORDINATION.  Excess Contributions are reduced by any Excess

Deferrals previously distributed with respect to the affected participant for the taxable year ending with or within the Plan Year.


     5.9  ELECTIVE DEFERRAL LIMIT.  Elective Deferrals under this Plan and all other plans, contracts, or arrangements of the Employer (and any

Affiliated Employer) may not exceed the limitation in effect under Code

Section 402(g)(1) for the taxable year beginning in the calendar year.

Elective Deferrals which exceed the limit are included in the individual's gross income.

     (a)  GENERAL RULE.  The limitation is $7,000.00, as adjusted by the

Secretary of the Treasury.

     (b)  INCREASE.  The limitation is increased (but not to an amount in excess of $9,500) by the amount of any employer contributions to purchase a

403(b) annuity contract under a salary reduction agreement.

     (c)  DECREASE.  The limitation is decreased in the taxable year following the taxable year the participant receives a hardship distribution which is based on a deemed financial need by the amount of the Elective

Deferral in the taxable year of the hardship distribution.

     (d)  ELECTIVE DEFERRALS.  Elective Deferrals are, for any taxable year, the sum of employer 401(k) contributions within Code Section

402(a)(8), other employer SEP contributions within Code Section

402(h)(1)(B), employer contributions to a 403(b) annuity contract under a salary reduction agreement and deductible employee contributions to a plan described in Code Section 501(c)(18).

     5.10 EXCESS DEFERRALS.  The Excess Deferrals included in the gross income of a participant may be distributed without notice or consent, with the Allocable Income, not later than the April 15 following the close of the taxable year.

     (a)  ALLOCABLE INCOME.  The income allocable to Excess Deferrals is equal to the sum of the allocable gain or loss for the taxable year and the allocable gain or loss from the end of the taxable year to the date of distribution (or forfeiture).  Income includes all earnings and appreciation whether realized or not.

           (i)  TAXABLE YEAR.  For the taxable year, the income allocable to Salary Deferred Contributions is multiplied by a fraction the numerator of which is the Excess Deferrals made on behalf of the

     Participant for the taxable year and the denominator of which is the total Account Balance of the Participant attributable to Salary

     Deferred Contributions as of the beginning of the taxable year plus the Salary Deferred Contributions attributable to the Participant for the taxable year.

          (ii)  POST-TAXABLE YEAR.  For the period between the end of the taxable year and the date of a correction, the same method may be used or the allocable income or loss for the period may be deemed to be equal to 10 percent of the income or loss allocable to Excess

     Deferrals for the taxable year (as calculated above) multiplied by the number of calendar months since the end of the taxable year.  For that purpose, a distribution occurring after the fifteenth day of a month will be treated as made on the first day of the next month.

         (iii)  PARTIAL CORRECTION.  Any distribution of less than the entire amount of Excess Deferrals (and income) is treated as a pro rata distribution of Excess Deferrals and income.

     (b)  LIMITATION.  Distribution may occur only to the extent the individual has allocated the Excess Deferral to this Plan by certifying it to the Plan Committee in writing not later than the March 1 following the close of the taxable year and to the extent the Plan designates the distribution as a distribution of Excess Deferrals.

     (c)  COORDINATION.  Excess Deferrals that may be distributed are reduced by any Excess Contributions previously distributed or recharacterized with respect to the affected participant for the Plan Year beginning with or within the taxable year.  In the event of a reduction,

however, the amount treated as a distribution of Excess Contributions is reduced by the amount of the reduction.  Certification is deemed to have occurred to the extent the individual has Excess Deferrals for the taxable year calculated by taking into account only this Plan and other plans of the Employer (of Affiliated Employer).

     (d)  PRO RATA.  If only a portion of any Excess Deferral and allocable gains and losses is distributed, the Excess Deferral and the gains and losses are treated as distributed ratably.


     5.11 MULTIPLE USE.  Multiple Use occurs if:  one or more Highly

Compensated Employees of the Employer (or Affiliated Employer) are eligible in a Plan Year with respect to Salary Deferred and Voluntary or matching

Contributions to a plan or plans maintained by the Employer (or Affiliated

Employer); the sum of the Actual Deferral Percentage and the Actual

Contribution Percentage (determined after any corrective distribution of

Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions

otherwise required) of the entire group of eligible Highly Compensated

Employees exceeds the Aggregate Limit; the Actual Deferral Percentage of

the entire group of eligible Highly Compensated Employees fails the 1.25x test; and the Actual Contribution Percentage of the entire group of eligible Highly Compensated Employees also fails the 1.25x test.  The

Aggregate Limit is the greater of the amount determined under (a) and (b):

     (a)  AGGREGATE LIMIT.  The sum of:

           (i)  125 PERCENT.  125 percent (125%) of the greater of:

                (A)  ADP.  The ADP of the group of Non-Highly Compensated

          Employees eligible to make Salary Deferred Contributions for the

          Plan Year; or

                (B)  ACP.  The ACP of the group of Non-Highly Compensated

          Employees eligible with respect to matching or voluntary

          Contributions for the Plan Year beginning with or within the Plan

          Year of the arrangement subject to Code Section 401(k); plus

          (ii)  TWO PERCENT AND TWO TIMES.  The lesser of:

                (A)  TWO PERCENT PLUS.  Two percent (2%) plus the lesser of

          (A) or (B), above; or

                (B)  TWO TIMES.  Two times (2x) the lesser of (A) or (B),

          above.

     (b)  ALTERNATIVE AGGREGATE LIMIT.  The sum of:

           (i)  125 PERCENT.  125 percent (125%) of the lesser of:

                (A)  ADP.  The ADP of the group of Non-Highly Compensated

          Employees eligible to make Salary Deferred Contributions for the

          Plan Year; or

                (B)  ACP.  The ACP of the group of Non-Highly Compensated

          Employees eligible with respect to matching or voluntary

          Contributions for the Plan Year beginning with or within the Plan

          Year of the arrangement subject to section 401(k); plus

          (ii)  TWO PERCENT AND TWO TIMES.  The lesser of:

                (A)  TWO PERCENT PLUS.  Two percent (2%) plus the greater

          of (A) or (B), above; or

                (B)  TWO TIMES.  Two times (2x) the greater of (A) or (B),

          above.

     (c)  CORRECTION OF MULTIPLE USE.  If a Multiple Use occurs, the

Multiple Use must be corrected by reducing the Actual Deferral Percentage or Actual Contribution Percentage of Highly Compensated Employees.  The

required reduction is treated as an Excess Contribution or an Excess

Aggregate Contribution.  The amount of the reduction is first applied to the Excess Aggregate Contributions and is allocated to those Highly

Compensated Employees who had allocated both Salary Deferred and voluntary or matching Contributions for the year.

                                ARTICLE VI
                                 ACCOUNTS


     6.1  ACCOUNTS.  The Committee shall establish for each participant a separate Employer Account for each type of Employer Contribution and a separate Participant Account for each type of Participant Contribution.

     (a)  IDENTIFICATION.  The specific accounts created are, as necessary:

           (i)  EMPLOYER REGULAR PROFIT SHARING ACCOUNT.  The Accounts to

     which any Employer Regular Profit Sharing Contributions are credited;

          (ii)  EMPLOYER MATCHING CONTRIBUTIONS ACCOUNT.  The Accounts to

     which any Employer Matching Contributions and amounts rolled-over to this Plan are credited;

         (iii)  SALARY DEFERRED CONTRIBUTIONS ACCOUNT.  The Accounts to

     which Active Participant Salary Deferred Contributions to this Plan are credited;

          (iv)  EMPLOYER QUALIFYING CONTRIBUTIONS ACCOUNT.  The Accounts

     to which any Employer Qualifying Contributions are credited; and

           (v)  ESOP ACCOUNT. The Account to which the proceeds of the sale of stock of Seabee Corporation and each participant's Other

     Investments Account under the Plan prior to amendment and restatement are credited upon amendment and restatement of the Plan.

     Each Account consists of a number of sub-Accounts.  One sub-Account includes the portion of the Account which is invested in Stock of Kaydon

Corporation.  The other sub-Accounts include the portions of the Accounts which are otherwise invested pursuant to each option provided under the

Plan.

     (b)  CREDITING.  On each Allocation Date:

           (i)  EMPLOYER ACCOUNTS.  Each Employer Account is credited with the designated Employer Contributions, forfeitures and a share of the expenses, earnings, losses and adjustments in value of the applicable portion or portions of the Trust; and

          (ii)  PARTICIPANT ACCOUNTS.  Each Participant Account is

     credited with the Active Participant's Contributions to that Account and a share of the expenses, earnings, losses and adjustments in value of the applicable portion or portions of the Trust.


     6.2  ALLOCATION OF EMPLOYER CONTRIBUTIONS.  Employer Regular Profit

Sharing Contributions for the Plan Year are allocated to the Employer

Regular Profit Sharing Accounts of Active Participants who complete one thousand (1,000) Hours of Service during the Plan Year and are Employees on the last day of that Plan Year, or who retire, die, or become Disabled during the Plan Year,  in the proportion which each Active Participant's

Allocation Limit Compensation for the Plan Year bears to the aggregate of

Active Participants' Allocation Limit Compensation for the Plan Year,

subject to the Testing Adjustment.

     (a)  SALARY DEFERRED.  Salary Deferred Contributions are allocated to the account of the electing Active Participant.

     (b)  QUALIFYING.  Employer Qualifying Contributions are allocated as directed by the Employer.  That direction may include allocation in the same manner as Employer Regular Profit Sharing Contributions, in any other non-discriminatory manner, or a combination, and may be limited to

Non-Highly Compensated Employees or one or more classifications of Non-

Highly Compensated Employees.  The method of allocation must be specified by the Employer within thirty (30) days of the end of the Plan Year to avoid discrimination under Code Sections 401(k) and 401(m).

     (c)  MATCHING.  Matching Contributions are allocated to the Matching

Account of each Active Participant eligible for an allocation of Employer

Regular Profit Sharing Contributions for the Plan Year based on each eligible Active Participant's Salary Deferred Contributions for the year which are eligible for a Matching Contribution as provided under Article

IV.  The amount allocated is $0.25 for each dollar of the Participant's

Salary Deferral Contributions, to a maximum match of $800.

           (i)  PROVISIONAL ALLOCATION.  Each allocation of Matching

     Contributions to a Highly Compensated Participant is provisional until the Actual Contribution Percentage, the Actual Deferral Percentage,

     the Multiple Use and the Elective Deferral Limitations for the

     applicable year have been satisfied.

          (ii)  EFFECT.  Matching Contributions provisionally allocated based on Salary Deferred Contributions which are forfeited,

     recharacterized, or distributed to the Participant are forfeited and must be removed from the allocation and reallocated to other

     Participants, if appropriate, for the Plan Year, or held in an Excess

     Contribution Account under Article IV.

     (d)  SPECIAL CONTRIBUTIONS.  Forfeiture Restoration Contributions are

allocated to the account of the affected Active Participant.  Minimum Top

Heavy Contributions are allocated to the account of the affected Non-Key

Employee Active Participants who are employed by the Employer (or

Affiliated Employer) on the last day of the Plan Year.

     (e)  STOCK CONTRIBUTIONS.  Employer Contributions may be made in Stock or in cash, or in any combination of Stock and cash (as determined by each

Employer) except that Elective Contributions may be made in Stock only to the extent Participants have elected to have those contributions invested in Stock.  Stock contributed by an Employer is valued at the average of its closing prices as reported on any national securities exchange or as quoted on any system sponsored by a national securities association for the twenty

(20) consecutive trading days immediately prior to the date on which the

Stock is contributed to the Plan.

     (f)  LEASED EMPLOYEE OFFSET.  Contributions are not allocated to a

Leased Employee to the extent the Leased Employee accrues contributions or benefits under a plan maintained by the leasing organization which are attributable to services performed for the Employer (or Affiliated

Employer).

     (g)  TESTING ADJUSTMENT.  All allocations for Highly Compensated

Employees are subject to limitation based on, and may be reduced as necessary to comply with, the participation, coverage and

non-discrimination tests applicable to the Plan under Code Sections

401(a)(26), 410(b) and 401(a)(4).  All allocations to Highly Compensated

Employees are provisional until the earlier of the date the Employer certifies the allocations as non-provisional and the due date of the

Employer's tax return for the year including the Allocation Date.

     The method of allocation cannot be changed more frequently than once every six months, other than to comport with changes in the Code, ERISA, or the applicable rules or regulations.


     6.3  ALLOCATION OF FORFEITURES.  Forfeitures from the Non-Vested

Accounts of participants who have incurred five (5) consecutive Breaks in

Service, received a distribution of their entire Vested Account Balance, or died after terminating employment during the Plan Year are first allocated to reduce any Forfeiture Restoration Contribution.  Any remaining forfeitures of Regular Profit Sharing Contributions are allocated in the same manner as Employer Regular Profit Sharing Contributions and of

Matching Contributions are allocated in the same manner as Matching

Contributions.  Forfeitures allocated as Contributions reduce the contribution of the Employer for the year.


     6.4  ALLOCATION OF EXPENSES, EARNINGS, LOSSES AND ADJUSTMENTS IN

VALUE. The assets of the Trust will be valued at fair market value as of

each Allocation Date.   Participants share in the earnings, losses and

adjustments in value of the fund and in the expenses not paid by the

Employer in the following manner:

     (a)  COMMON FUND.  If invested in a qualified common or pooled fund,

each participant has a proportionate undivided interest in the assets of the fund and, except as otherwise provided, has allocated to the account the expenses, earnings, losses and adjustments in value of the fund under the rules of the fund.

     (b)  MULTIPLE PARTICIPANT INVESTMENTS.  If an amount from an account of a participant is invested in assets other than a Common Fund and the investment is commingled in another investment with amounts from the accounts of other participants, each participant has a proportionate interest in the asset and, except as otherwise provided, has allocated to the participant's account expenses, earnings, losses and adjustments in value of the asset in the ratio that the stated value in the asset bears to the total stated value of all participants in the assets.  The stated value of a participant's account is the value of the participant's interest as of the beginning of each Allocation Period less any distribution, forfeiture,

or other debit to the account plus any Participant Contributions during the period.

     (c)  SINGLE ACTIVE PARTICIPANT INVESTMENTS.  If an amount from the account of a participant is invested in assets other than the Common Fund and the account is not commingled in another investment with the amounts from accounts of other participants, each participant is entitled to the entire interest in the asset and, except as otherwise provided, the expenses, earnings, losses and adjustments in value of the asset are allocated to the participant's account.

     (d)  EXPENSES.  In general, expenses paid by the Trustee and charged against the Trust Fund are allocated to participants' Accounts as earnings,

losses and other adjustments in value.  Fees for recordkeeping services are allocated as a flat fee per participant and are spread across all of each participants' Accounts.  Any investment management fee applicable to Stock is allocated only to Accounts invested in Stock in the ratio of the Stock holdings. Distribution fees are allocated to the Account being distributed prior to distribution.


     6.5  VESTING.  The Account Balance in each Account other than the

Employer Regular Profit Sharing, the Employer Matching Contributions and

the ESOP Accounts, if any, is fully vested and nonforfeitable at all times.

The Account Balance in each Employer Regular Profit Sharing, Employer

Matching Contributions and ESOP Account is fully vested and nonforfeitable upon the Participant's attainment of Normal Retirement Age, Death, or

Disability while an employee of the Employer (or Affiliated Employer) and under one or a combination of the following Vesting Schedules:

     (a)  NON-TOP HEAVY.  The Non-Top Heavy Schedule applies if the Plan never becomes Top Heavy or for Plan Years after it has ceased to be Top

Heavy (subject to the restrictions on Vesting Schedule amendments in

Article X).  This schedule also applies to a participant who does not complete an Hour of Service in a Plan Year in which the Plan is Top Heavy.

The Non-Top Heavy schedule is:

     YEARS OF SERVICE FOR VESTING PURPOSES            PERCENTAGE
     TO DATE EMPLOYMENT TERMINATED                    VESTED
     Less than 3 years                                    0%
     3 years but less than 4 years                       20%
     4 years but less than 5 years                       40%
     5 years but less than 6 years                       60%
     6 years but less than 7 years                       80%
     7 years or more                                    100%

     (b)  TOP HEAVY.  Unless the Non-Top Heavy Schedule is more favorable,

the Top Heavy Schedule applies for Plan Years in which the Plan is Top

Heavy and for amounts allocated in Plan Years before the Plan became Top

Heavy.  The Top Heavy Schedule is:

     YEARS OF SERVICE FOR VESTING PURPOSES            PERCENTAGE
     TO DATE EMPLOYMENT TERMINATED                    VESTED
     Less than 2 years                                    0%
     2 years but less than 3 years                       20%
     3 years but less than 4 years                       40%
     4 years but less than 5 years                       60%
     5 years but less than 6 years                       80%
     6 years or more                                    100%

     (c)  EFFECT OF RE-PARTICIPATION.  Years of Service prior to a Break in

Service are Years of Service for purposes of determining the vested interest in the Employer Accounts of an Employee who is reemployed by the

Employer following a Break in Service and for all purposes under the Plan on the first day on which the Employee becomes an Active Participant unless the Employee re-participates as a new Employee.

     (d)  CHANGE.  A change in the applicable Vesting Schedule is a vesting amendment under Article X.


     6.6  VESTED ACCOUNTS.  The vested portion of the Accounts of a participant is a Vested Account and the nonvested portion is a Nonvested

Account.  Vested and Nonvested Accounts are solely for accounting purposes,

and do not require segregation of the assets of the Trust.  Distribution of benefits may be made to a participant or a beneficiary only from the Vested

Accounts.

     (a)  RE-PARTICIPATION.  Separate Vested Accounts are maintained for participants whose prior service is disregarded following reemployment.

     (b)  PARTIAL DISTRIBUTION.  In the event of a distribution of less than the entire Vested Account Balance of a participant whose Employer

Account is not fully vested and nonforfeitable at the time of the distribution, a Separate Account is established at the time of distribution.  The vested portion of the participant's Separate Account equals P(AB + (R x D)) - (R x D) where P is the vested percentage, AB is the Account Balance from time to time, D is the amount of the distribution and R is the ratio of the Account Balance from time to time to the Separate

Account Balance after distribution.

     (c)  FORFEITURE.  All Nonvested Accounts are forfeited as of the first day of the Plan Year following the later of the end of the Plan Year during which a participant incurs five (5) consecutive Breaks in Service, receives a distribution of the entire Vested Account Balance, or dies after terminating employment.  A participant who is not vested in any portion of an Employer Account is deemed to receive a distribution of the participant's entire vested Account Balance in that Account on the date the participant terminates employment with the Employer.

     (d)  EMPLOYER ACCOUNT RESTORED.  If a terminated participant is reemployed by the Employer before incurring five (5) consecutive Breaks in

Service, the forfeited Nonvested Account must be restored to the Employer

Account if:

           (i)  NO DISTRIBUTION.  No distribution was received from the

     Vested Account; or

          (ii)  REPAYMENT.  The entire distribution received from the

     Vested Account is repaid not later than the date the participant incurs five (5) consecutive Breaks in Service. A participant who is deemed to have received a distribution of the entire Vested Account

     Balance is deemed to have repaid that amount on the first day on which the Employee again completes an Hour of Service for the performance of duties.

     The participant must be reinstated in all optional forms of benefits and subsidies relating to the benefits applicable to the restored amount prior to the distribution.


     6.7  INVESTMENT OF EMPLOYER AND PARTICIPANT CONTRIBUTIONS.  Except as

otherwise provided, each participant's Account shall be invested in accordance with the options provided for, and properly elected by,

participants from time to time.

     (a)  OPTIONS.  The options available are:

           (i)  INVESTMENT FUNDS.  The Investment Funds available from time to time identified in an Appendix D to this Plan.

          (ii)  STOCK.  Stock of Kaydon Corporation.

     (b)  PROCEDURE.  A participant may designate the investment of the participant's Accounts in the available options in increments of 1% subject to a minimum allocation to any option of 10%.  A participant may change the designated investment options as frequently as allowed by the administrative processing abilities of the Contract Administrator and the

Trustee, but no less frequently than once within each three month period.

All investment directions must be communicated to the Contract

Administrator in writing on the appropriate form or in accordance with an alternative administrative procedure approved in advance by the Committee and the Contract Administrator.  Any such alternative procedure which is not in writing must provide the participant with an opportunity to obtain written confirmation of the instructions.

     (c)  EFFECTIVE DATE.  Except as provided, the Contract Administrator or Trustee must effect any appropriate direction within a reasonable period of time and as soon as practicable after the direction is properly communicated (or, in the case of a sale of Stock, after the end of the stated month), unless circumstances beyond the control of the Contract

Administrator or Trustee preclude reasonable completion of the direction.

     (d)  NO DIRECTION.  Amounts which a participant may direct but which are not effectively directed by the participant or which the participant may not direct will be invested in accordance with the default investment rules.  Such amounts will not be invested in Stock.

     (e)  MULTIPLE.  If a number of purchases or sales are to be made at any one time, the net purchase or sales price of all shares of Stock purchased or sold at that time will be averaged to determine the amount to be allocated to each participant.

     (f)  LIMITATION The following limitations override any contrary rule in this Plan.

           (i)  KAYDON STOCK.  No participant may invest any Plan assets in stock of Kaydon Corporation until an appropriate registration statement on Form S-8 is filed with the Securities and Exchange

     Commission.

          (ii)  PRIOR FUNDS.  No participant may direct the investment of any Plan assets which were allocated to the participant's account on or before December 31, 1995, until the Committee, by written resolution, permits such direction.


     6.8  ERISA SECTION 404(C).  Except with respect to the portion of the

Plan required to be invested in Kaydon Stock, the Plan is intended to comply with ERISA Section 404(c).  The Committee or other party designated by Plan policy, rule, or contract shall provide each participant eligible to direct investments the information identified in Appendix E or provided under DOL Reg. 2550.404c-1 for that purpose.

     (a)  CONFIDENTIALITY.  Information relating to the purchase, holding and sale of stock and to the exercise of voting, tender and similar rights with respect to Stock shall be subject to procedures established to provide for and safeguard the confidentiality of that information (except to the extent necessary to comply with Federal laws or state laws not pre-empted by ERISA.  The Committee is responsible for ensuring that the procedures are sufficient to safeguard the confidentiality of the information, the procedures are being followed and that an independent fiduciary is appointed to carry out activities relating to any situations which the

Committee determines involve a potential for undue employer influence on participants with regard to the direct or indirect exercise of shareholder rights.

     (b)  STOCK RIGHTS.  With respect to Stock:

           (i)  INFORMATION.  Information provided to shareholders of such securities shall be provided to participants or beneficiaries with Accounts holding Stock; and

          (ii)  VOTING.  Voting, tender and similar rights with respect to such securities shall be passed through to participants and beneficiaries with Accounts holding Stock.

     If a participant or beneficiary does not direct the Trustee to vote the Stock in a particular manner, the Trustee may not vote the Stock.

     (c)  EXPENSES.  The Plan may charge participants' accounts for the reasonable expenses of carrying out the participant's instructions pursuant to a procedure established under the Plan to periodically inform participants of the actual expenses incurred with respect to their respective individual Accounts.

     (d)  SECTION 16B RULE.  Any available participant election may, at the participant's election, also be made pursuant to:

           (i)  SIX MONTH ADVANCE.  An irrevocable election made by the participant six months or more in advance of the effective date of the election; or

          (ii)  QUARTERLY DATE.  An election made by the participant on a

     Quarterly Date at least six months after the date of the previous intraplan transfer election relating to the Stock Fund.  The Quarterly

     Date begins on the third business day following the release of Kaydon

     Corporation's quarterly financial data and ends on the twelfth business day following that date.

     (e)  GENERAL.  Participant instructions will not be implemented if the instructions:

           (i)  PLAN.  Are not in accordance with the documents and

     instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA;

          (ii)  UNITED STATES.  Would cause a fiduciary to maintain the indicia of ownership of any assets of the plan outside the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA;

         (iii)  QUALIFICATION.  Would jeopardize the Plan's tax qualified status under the Internal Revenue Code;

          (iv)  PROHIBITED TRANSACTION.  Would result in a prohibited transaction described in ERISA section 406 or section 4975 of the

     Internal Revenue Code;

           (v)  LOSS.  Could result in a loss in excess of that

     participant's account balance; or

          (vi)  INCOME.  Would generate income that would be taxable to the Plan.

                                ARTICLE VII
                               DISTRIBUTION


     7.1  DISTRIBUTIVE EVENT.  A participant's Account is distributable upon the occurrence of a Distributive Event.  A Distributive Event is:

     (a)  NORMAL RETIREMENT.  A participant's attainment of Normal

Retirement Age and termination of employment with the Employer;

     (b)  DEATH.  A participant's Death;

     (c) DISABILITY. A participant's Total and Permanent Disability which is:

           (i)  GENERAL RULE.  The Participant's inability to engage in any substantial gainful activity for a period of at least six (6)

     months by reason of a medically determinable physical or mental impairment which has existed for six (6) continuous months, can be expected to result in death or to be of long, indefinite duration and causes the individual to cease active work with the Employer.

     Disability must be evidenced by receipt of non-contingent award for permanent and total disability under the Social Security Act, as amended; and

          (ii)  ESOP ACCOUNT.  As to the Participant's ESOP Account

     balance on December 31, 1995 (adjusted by all earnings, losses and adjustment in value after that date), the mental or physical inability of the Participant to perform the Participant's normal job, as evidenced by the certificate of a medical examiner certifying such inability and certifying that the condition is likely to be permanent.

     The Committee may have a Participant examined by a qualified physician of its own choosing. In the event of a conflict of opinion between the Participant's physician and the Committee's physician, the decision of the Committee's physician shall be conclusive and binding on all parties.

     (d)  EMPLOYMENT TERMINATION.  A participant's termination of employment with the Employer (and all Affiliated Employers);

     (e)  PLAN TERMINATION.  For other than a Qualifying Account or a

Salary Deferred Contributions Account, the termination of the Plan;

     (f)  SALARY DEFERRED AND QUALIFYING.  From a Salary Deferred

Contributions Account or a Qualifying Account:

           (i)  PLAN TERMINATION.  The termination of the Plan without establishment or maintenance of another defined contribution plan

     (other than a plan defined in Code Section 4975(e)(7)), to the extent the participant receives a lump sum distribution within Code Section

     401(k)(10) by reason of the termination; or

          (ii)  DISPOSITION.  To the extent the participant receives a lump sum distribution within Code Section 401(k)(10) by reason of the disposition, and if the Employer continues to maintain this Plan after the disposition, the disposition by the Employer to an unrelated employer of:

                (A)  ASSETS.  Substantially all of the assets used by the

          Employer in a trade or business with respect to an employee who continues employment with the acquiring corporation; and

                (B)  STOCK.  The Employer's interest in a subsidiary with

          respect to an employee who continues employment with the

          subsidiary.

     (g)  MINIMUM REQUIRED.  A participant's attainment of age 70 1/2.

     (h)  ALTERNATE PAYEE.  For an Alternate Payee under a Qualified

Domestic Relations Order, the request of the Alternate Payee at the time set forth in or allowed under the Order even if that time is prior to the date the participant attains the earliest retirement age as defined in

Section 414(p)(4) of the Code, to the extent authorized under Section

414(p)(10) of the Code.

     The pre-amendment and restatement provision for diversification under

Section 401(a)(28) of the Code and for distribution in lieu of diversification do not apply after September 15, 1995 due to the sale of the stock of Seabee Corporation held in the Plan and the cessation of operation of the Plan as an employee stock ownership plan subject to

Section 401(a)(28).


     7.2  GENERAL METHOD OF PAYMENT.  Payments from a participant's

Accounts at or after a Distributive Event may be made by a single payment within one (1) taxable year of the recipient.  If a participant's Vested

Account Balance (including any Participant Account) is, and at the time of any prior distribution was, less than $3,500.00, the Committee must distribute the balance in an immediate, lump sum payment (in cash and not in Stock) (a Cash Out) as soon as administratively practicable following a

Distributive Event, subject to any required participant notification and election under the Direct Rollover rules.


     7.3  SPECIAL METHOD OF PAYMENT.  The following special rules apply to payments from a participant's Accounts.

     (a)  TERMINATION.  On recognition by the Employer of termination of the Plan, Salary Deferred Contributions and Qualifying Accounts must be transferred to any other defined contribution plan maintained by the

Employer or a member of a controlled group including the Employer (other than a Code Section 4975(e)(7) employee stock ownership plan).

     (b)  STOCK.  Except as otherwise provided, all distributions shall be in whole shares of Stock if and to the extent the distribution is from an

Account invested in whole or in part in Stock.  All other distributions shall be in cash except that, upon any necessary registration of the Plan under the securities laws, the ESOP Account may also be distributed in

Kaydon Stock, at the election of the Participant.  Any fractional share of

Stock otherwise distributable shall also be distributed in cash.

           (i)  ELECTION AGAINST STOCK.  Any participant or other payee may elect on the appropriate form to receive in cash all or part of the portion of a distribution which would otherwise be made in Stock.

          (ii)  PROCEDURE.  The Trustee shall, to the extent necessary,

     purchase or sell the number of shares of Stock to be distributed, and the participant or other payee shall receive in cash or Stock, as the case may be, the net amount (after adjustments for any expenses directly related to the purchase, such as brokerage fees or commissions) of that purchase or sale.

                (A)  MULTIPLE.  If a number of purchases or sales are to be made by the Trustee at any one time, the net purchase or sales price of all shares of Stock purchased or sold at that time shall be averaged to determine the amount to be distributed to each participant or other payee.

                (B)  VALUATION.  Fractional shares of Stock shall be valued on the basis of the closing price of the Stock as reported on any national securities exchange or as quoted on any system sponsored by a national securities association on the trading day on which the stock is sold.


     7.4  INFORMATION PROVIDED.  The Committee must provide to each participant, with the Application for Distribution:

     (a)  WITHHOLDING.  Where applicable, a form permitting rejection of federal income tax withholding from the distribution; and

     (b)  FAVORABLE TAX TREATMENT.  A form providing notification of the requirements for and the effects of lump sum five (5) and ten (10) year averaging, a Direct Rollover and a qualifying rollover under the Code.


     7.5  APPLICATION FOR DISTRIBUTION.  To begin distribution after a

Distributive Event, the participant or other payee must file a written,

valid Application for Distribution after receiving the information described in this Article executed within 90 days before the first day of the first period for which benefits are paid.

     (a)  NO APPLICATION.  An Application is not required if the distribution:  is a Cash Out; is required to satisfy Code Sections

401(a)(9), 411(b), or 415; or is made after the date the participant has

(or would have, if not dead) attained the later of Normal Retirement Age or age 62.

     (b)  GENERAL REQUIREMENTS.  To be a valid Application, the participant or other payee must consent to or request the distribution and designate the desired type of benefit, the form of payment, the beginning date for payment, whether federal income tax will be withheld (where not mandatory),

and whether the participant is married.

     (c)  LATER ACCRUAL.  The provisions of this Section apply separately to additional accruals after a benefit start date that occurs before the participant attains Normal Retirement Age.

     (d)  ELECTIONS.  Any election otherwise permitted by this Article may,

at the participant's election, also be made pursuant to an irrevocable election made by the participant six months or more in advance of the effective date of the election.


     7.6  TIMING OF PAYMENT.  Payment from a participant's Accounts may be made on the first day of a month following a Distributive Event and, except where unnecessary, filing of an appropriate Application.

     (a)  REQUIRED BEGINNING DATE - PARTICIPANT.  Payments to a participant of the appropriate Minimum Amount must begin not later than April 1 following the calendar year in which the participant attains age 70 1/2 unless the participant:

           (i)  ELECTION.  Made an election under Section 242(b) of the

     Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA Election);

          (ii)  SPECIAL RULE.  Attained age 70 1/2 in 1988, was not a Five

     Percent Owner at any time during the Plan Year ending with or within the calendar year in which the participant attained age 66 1/2 or any later Plan Year, and had not retired by January 1, 1989. In that case the participant is treated as having retired on January 1, 1989; or

         (iii)  AGE 70 1/2.  Attained age 70 1/2 before January 1, 1988 and has not yet retired.  In that case:

                (A)  NON-FIVE PERCENT (5%) OWNER.  If the participant was

          not a Five Percent Owner at any time during the Plan Year ending with or within the calendar year in which the participant

          attained age 66 1/2 or any later Plan Year, payments must begin not later than April 1 following the later of the calendar year in which the participant retires or attains age 70 1/2.

                (B)  FIVE PERCENT (5%) OWNER.  If the participant was a

          Five Percent Owner during any Plan Year beginning after December

          31, 1979, payments must begin not later than April 1 following the earlier of the calendar year in which the participant retires or with or within which ends the Plan Year in which the

          participant becomes a Five Percent Owner.

     (b)  REQUIRED BEGINNING DATE - BENEFICIARY.  Payments to a beneficiary or other recipient must begin by the earliest applicable date in this subsection.

           (i)  NO PAYMENTS.  If a participant dies before the

     participant's Required Beginning Date (and if irrevocable annuity distributions have not begun with respect to Restricted Transfer amounts):

                (A)  LUMP SUM.  Payment must be made by December 31 of the fifth calendar year after the calendar year of the death of the participant (or the participant's spouse, if the spouse was the

          Designated Beneficiary at the participant's death and dies before the spouse's required beginning date); or

                (B)  LIFE OR LIFE EXPECTANCY.  If elected by a Designated

          Beneficiary (determined as of the date of death), payments must begin by December 31 of the year after the year of the

          participant's (or spouse's) death in a method which will result in the Account Balance being payable during the Beneficiary's life or life expectancy or, if elected by the participant's spouse, payments must begin in the same manner by the December 31 after the later of the end of the calendar year in which the participant died and the date on which the participant would have attained age 70 1/2.

          (ii)  PAYMENTS.  If the participant dies on or after the

     participant's Required Beginning Date (or irrevocable annuity distributions have begun with respect to Restricted Transfer Amounts),

     the Account Balance must be payable at least as rapidly as under the method of payment elected by the participant.  Any Designated

     Beneficiary whose life or life expectancy was used to determine the period for that method of payment must be the beneficiary of the remaining portion.

     (c)  CONTINUING PAYMENT DATES.  The Minimum Distribution for all

distribution calendar years other than the distribution due by the Required

Beginning Date, including the Minimum Distribution for the distribution calendar year in which the Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

     (d)  GENERAL LIMITATION.  Payments to all participants must begin,

unless postponed, not later than sixty (60) days after the end of the latest Plan Year in which the participant:  attains the earlier of age 65 or Normal Retirement Age; reaches the tenth anniversary of participation;

or terminates employment.  Payments to the surviving spouse of a deceased participant must be available within a reasonable time after the participant's death.  Unless special circumstances require an extension of time, the reasonable time may not exceed 90 days after the participant's death.

     (e)  OVERRIDE.  Payments for each distribution calendar year must be made in accordance with the regulations under Code Section 401(a)(9), which override any distribution options in the Plan or elections inconsistent with Code Section 401(a)(9).  Notwithstanding any other provision of the

Plan, the Plan must begin distribution in a manner that satisfies: Code

Section 401(a)(9) even though the participant (or spouse, where applicable)

fails to consent to the distribution if the plan has made reasonable efforts to obtain consent and if the distribution otherwise meets the applicable requirements of Code Section 417; Code Section 411(b) and Code

Section 415.

     (f)  EXCISE TAX.  Payments before a participant attains age 59 1/2 are subject to an excise tax under the Code unless the payments are made:

           (i)  DEATH OR DISABILITY.  On account of death or disability within the meaning of Code Section 72(m)(7);

          (ii)  ANNUITY.  As part of a series of substantially equal periodic payments, not less frequently than annually, made for the life or life expectancy of the participant or the joint lives or joint life expectancies of the participant and the Designated Beneficiary;

     or

         (iii)  SEPARATION.  To a participant after separation from service after attainment of age 55.


     7.7  DURATION OF PAYMENT.  A participant or a Designated Beneficiary may not elect a method of payment which extends beyond the later of the life or life expectancy of the participant or the lives or joint life expectancy of the participant and the participant's Designated Beneficiary

(the Maximum Period).  For this purpose, the life expectancy of the

Designated Beneficiary (excluding beneficiaries contingent on the death of a prior beneficiary, but including the spouse, as recomputed) with the shortest life expectancy must be used.

     (a)  RECALCULATION.  The life expectancies of the participant and spouse shall be recalculated annually unless the participant or spouse irrevocably elects against recalculation prior to the applicable Required

Beginning Date.

     (b)  NO LIFE EXPECTANCY.  The Plan must distribute the participant's entire remaining interest prior to the last day of the calendar year in which the last applicable life expectancy is reduced to zero.


     7.8  AMOUNT OF PAYMENT.  The amount each payment must satisfy these

Minimum Distribution requirements.  The time and method of payment of benefits selected by a participant must be adjusted as necessary to comply with Section 401(a)(9) and the Minimum Distribution rules.

     (a)  NON-ANNUITY PAYMENTS.  For other than annuity distributions of

Restricted Transfer amounts, the Plan must distribute for each distribution calendar year, beginning with the first calendar year for which distributions are required, an amount at least equal to the participant's

Account Balance divided by the lesser of the Applicable Life Expectancy or,

if the participant's spouse is not the Designated Beneficiary, the applicable divisor.

           (i)  ACCOUNT BALANCE.  The Account Balance used in determining the Minimum Distribution for a distribution calendar year is the

     Account Balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (Valuation

     Calendar Year) as adjusted.  The Account Balance is increased by any contributions or forfeitures allocated as of dates in the Valuation

     Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date and transfers made in prior years. The Plan may not, however, distribute amounts which are not vested.

          (ii)  APPLICABLE LIFE EXPECTANCY.  The Applicable Life

     Expectancy is the life (or joint life) expectancy of the participant and the participant's spouse or Designated Beneficiary (first determined as of the participant's (or spouse's) Required Beginning

     Date or as of any date within ninety days before annuity payments begin), reduced by one for each calendar year which has elapsed since the date on which the life (or joint life) expectancy was calculated,

     subject to recalculation.

     (b)  ANNUITY PAYMENTS.  For annuity distributions of Restricted

Transfer amounts, the Plan must distribute an annuity contract from an insurance company providing payments which satisfy Code Section 401(a)(9)

and the regulations issued thereunder.  Annuity distributions of Restricted

Transfer amounts must be payable as:

           (i)  ANNUITY FOR ACTIVE PARTICIPANT.  A life annuity for the life of the participant;

          (ii)  ANNUITY, NONSPOUSE BENEFICIARY.  A joint and survivor annuity for the joint lives of the participant and a beneficiary other than the spouse under which the periodic annuity payment payable to the survivor must not at any time on and after the Required Beginning

     Date exceed the applicable percentage of the annuity payment for the participant.

         (iii)  PERIOD CERTAIN.  A period certain annuity in which the annuity payments payable to the participant satisfy the preceding;

          (iv)  ANNUITY, SPOUSE BENEFICIARY.  A joint and survivor annuity for the joint lives of the participant and spouse which otherwise satisfies Code Section 401(a)(9); or

           (v)  TEFRA ELECTION.  Provided in a TEFRA 242(b) Election to

     the extent the method of distribution satisfies the incidental benefit rules in effect on July 27, 1987.

The applicable divisor and the applicable percentages are determined under

Regulation Section 1.401(a)(9)-2.


     7.9  SPECIAL PARTICIPANT ACCOUNT DISTRIBUTION RULES.  A participant's

Account established by a transfer directly from the trustee, custodian or insurer of a plan or related trust qualified under Code Section 401(a)

(Transferor Plan):

     (a)  RESTRICTED - SURVIVING SPOUSE REQUIREMENTS.  Is subject to the

Additional Distribution Provisions of this Article if the Transferor Plan was subject to the surviving spouse annuity requirements of Code Sections

401(a)(11) and 417 at the time of the transfer (Restricted Account);

     (b)  RESTRICTED - CODE SECTION 401(K).  Is subject to the distribution restrictions of Code Sections 401(k)(2) and (10) to the extent the amount transferred consists of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 401(k)

arrangement; and

     (c)  DISTRIBUTION TIMING.  Which is transferred after the Required

Beginning Date under both the Transferor Plan and this Plan must begin to be distributed in the calendar year following the calendar year in which the amount was transferred if the Designated Beneficiary under this Plan has a life expectancy that is longer than the life expectancy of the designated beneficiary under the Transferor Plan.  This distribution must be made over a period not exceeding the applicable life expectancies used by the Transferor Plan to determine the participant's minimum distribution with respect to the amount transferred.


     7.10 ADDITIONAL DISTRIBUTION PROVISIONS.  These additional distribution provisions apply to a Restricted Transfer Account.

     (a)  METHOD OF PAYMENT.  Payment from a participant's Restricted

Account may also be made by:

           (i)  JOINT AND SPOUSAL SURVIVOR.  The purchase of an immediate,

     nontransferable annuity from an insurance company, with an amount payable for the participant's life and, if the participant is survived by a Qualifying Spouse to whom the participant is married at the date of death or who is treated as a Qualifying Spouse under a Qualified

     Order, at least fifty percent (50%) of the amount continued for that spouse's life;

          (ii)  SPOUSAL SURVIVOR.  In the case of the death of the

     participant, the purchase for the Qualifying Spouse of a fully subsidized nontransferable annuity from an insurance company with a benefit having a value which is actuarially equivalent to fifty percent (50%) of the participant's Vested Restricted Transfer Account

     Balance as of the date of the participant's death; and

         (iii)  ANNUITY.  The purchase of a nontransferable annuity from an insurance company for the life of the participant.

     The normal form of payment to a married participant with a Qualifying

Spouse is the Joint and Spousal Survivor form and to other participants is the Annuity form.  The normal form of payment after the death of a participant with a Qualifying Spouse is the Spousal Survivor Annuity.

     (b)  INFORMATION PROVIDED.  The Committee must also provide to each participant who has a Restricted Account:

           (i)  JOINT AND SPOUSAL SURVIVOR NOTICE.  With respect to the

     Joint and Spousal Survivor form, no less than 30 days and no more than

     90 days before the first day of the first period for which benefits are paid, a written explanation of:  the Joint and Spousal Survivor

     Annuity; the participant's right to make, and the effect of, an election not to receive payments in that form; the requirement that the Qualifying Spouse consent; the participant's right to revoke an election and the effect of revocation; the material features and the relative values of the optional forms of benefit available under the

     Plan; and the right to defer receipt of the distribution; and

          (ii)  SPOUSAL SURVIVOR ANNUITY NOTICE.  With respect to the

     Spousal Survivor Annuity, a written explanation of:  the Spousal

     Survivor Annuity; the participant's right to make, and effect of, an election to waive the benefit; the requirement that the Qualifying

     Spouse consent; and the participant's right to revoke an election and the effect of revocation.  The explanation shall provide within the last to end of:

                (A)  THREE YEAR PERIOD.  The three (3) year period

          beginning with the first day of the Plan Year in which the participant attains age 32; or

                (B)  TWO YEAR PERIOD.  The two year period beginning one

          year before:  the individual becomes an Active Participant, a benefit subsidy (as defined in Section 417 of the Code) ceases,

          the survivor benefit requirements first apply to the participant,

          or the separation from service of a participant who has not attained age 35.

     The explanation must be provided to a participant who separates from service before age 32 within one year after termination of employment; and

     (c)  APPLICATION FOR DISTRIBUTION.  In addition to the other applicable requirements for a valid Application, to be a valid Application with respect to a Restricted Account:

           (i)  ELECTION AGAINST JOINT AND SPOUSAL SURVIVOR.  If the

     participant elects during the applicable period or receives after the date the participant has attained the later of Normal Retirement Age or age 62, with respect to the Restricted Account, a form of payment other than the Joint and Spousal Survivor (or the Annuity form if the participant is not married to a Qualifying Spouse), the participant must specify the particular optional form of benefit and, if applicable, the Application must be executed by the participant's

     Qualifying Spouse and witnessed by a Plan representative or a notary public.

                (A)  SPOUSAL CONSENT.  Spousal Consent must specify the

          particular optional form of benefit; except as provided in a

          Qualified Order, is necessary within ninety (90) days before the first day of the first period for which benefits are paid; and is irrevocable.

                (B)  NO SPOUSE.  Spousal consent is not required if it is

          established to the satisfaction of a Plan Representative that there is no Qualifying Spouse or that the Qualifying Spouse cannot be located; if the spouse is legally incompetent and the spouse's legal guardian gives consent; or if the participant is legally separated or has been abandoned as determined by court order (unless a Qualified Order provides otherwise).

          (ii)  MODIFICATION.  A participant's election may be modified or revoked after the spouse's death or divorce, except as provided in a

     Qualified Order, and at any time during the ninety (90) days immediately before the first day of the first period for which benefits are paid to return to the Joint and Spousal Survivor form or,

     with appropriate Spousal consent, to another optional form of benefit.

     (d)  SPECIAL SPOUSAL SURVIVOR ANNUITY RULES.  A participant, with the consent of any Qualifying Spouse, may elect to waive the Spousal Survivor

Annuity with respect to the Restricted Account during the period beginning on the expiration of the time for provision of the Spousal Survivor Annuity

Notice and ending at the participant's death.  A Qualifying Spouse may elect to waive the Spousal Survivor Annuity with respect to the Restricted

Account after the death of the participant.

           (i)  NO SPOUSE.  Spousal consent is not required if it is

     established to the satisfaction of a Plan Representative that there is no Qualifying Spouse or that the Qualifying Spouse cannot be located;

     if the spouse is legally incompetent and the spouse's legal guardian gives consent; or if the participant is legally separated or been abandoned as determined by court order (unless a Qualified Order provides otherwise).

          (ii)  NOT NECESSARY.  Spousal consent is not necessary for a distribution of the Spousal Survivor Annuity after the date the participant attains (or would have attained if not dead) the later of

     Normal Retirement Age or age 62.

         (iii)  IRREVOCABLE.  Spousal consent is irrevocable.


     7.11 DESIGNATION OF BENEFICIARY.  A participant or a Designated

Beneficiary may designate the beneficiary or contingent beneficiary to receive amounts payable under the Plan (other than the Spousal Survivor

Annuity) in the event of the participant's or Designated Beneficiary's death.  The Designated Beneficiary may not change a designation by the participant.

     (a)  MARRIED ACTIVE PARTICIPANT.  Except as provided in a Qualified

Order, a married participant's beneficiary is the participant's legal spouse unless the spouse consents otherwise.

           (i)  SPOUSAL CONSENT REQUIRED.  Except as provided in a

     Qualified Order, spousal consent is necessary for a beneficiary designation of another and a change of beneficiary designation.

          (ii)  SPOUSAL CONSENT NOT REQUIRED.  Spousal Consent is not

     required to the extent a prior Qualified Order provides for payment of any portion of a Participant's Account Balance to an alternate payee under the Qualified Order or if it is established to the satisfaction of a Plan Representative that there is no spouse or that the spouse cannot be located; if the spouse is legally incompetent and the spouse's legal guardian gives consent; or if the participant is legally separated or has been abandoned as determined by court order

     (unless a Qualified Order provides otherwise).

         (iii)  IRREVOCABLE.  Spousal consent is irrevocable.

     (b)  METHOD.  The designation, revocation, or alteration must be made in writing on forms provided by the Committee.  Any designation by a participant and any spousal consent must state the specific nonspouse beneficiary (including any class of beneficiaries or any contingent beneficiaries) who will receive the benefit.  If the Designated Beneficiary is a trust, the spouse need only consent to the designation of the trust and need not consent to the designation of trust beneficiaries or any changes of trust beneficiaries.  A designation may be altered or revoked at any time before the participant's entire Account Balance has been distributed, with appropriate spousal consent if another beneficiary is designated.

     (c)  DESIGNATED BENEFICIARY.  A beneficiary other than an individual or eligible trust will be recognized as a beneficiary but may not be a

Designated Beneficiary for purposes of this Article and Code Section

401(a)(9). All identifiable beneficiaries of an eligible trust are treated as Designated Beneficiaries for those purposes with respect to the trust's interest in the Plan.  An eligible trust is a trust which, as of the later of the date on which the trust is named as beneficiary or the participant's

Required Beginning Date (and for all subsequent periods during which the trust is a beneficiary) is valid and irrevocable and which is provided to the Plan.

     (d)  FAILURE TO DESIGNATE.  In the absence of an effective designation, any benefit payable upon death is paid in the following priority order:  (1) the participant's surviving spouse, (2) the participant's issue, per stirpes, or (3) to those who would receive the personal property of the participant under Michigan law of intestate succession.


     7.12 CLAIMS PROCEDURE.  A participant or beneficiary and the Committee must observe the following procedures for claims to benefits:

     (a)  INITIAL CLAIM.  A participant, beneficiary or legal

representative must file an Application for Distribution with the

Committee.  The Committee must grant or deny the request within ninety (90)

days after receipt unless special circumstances require an extension of time.  The extension must not exceed an additional ninety (90) days.  The

Committee must notify the applicant in writing of the extension and the reasons for the extension.

     (b)  DENIAL OF CLAIM.  If a claim is denied, the Committee must provide to the applicant a written notice containing the reason for the denial, reference to Plan provisions upon which the denial is based, a description of additional information necessary to permit granting the claim and an explanation of the Plan's claim review procedure.  If notice of a denial of claim or an extension of time has not been received by the applicant within ninety (90) days, the claim is deemed denied.

     (c)  EMPLOYER REVIEW.  Within sixty (60) days after a denial is received, the applicant may request a full and fair review upon written application to the Committee.  The applicant may review pertinent documents and submit issues and comments in writing to the Committee.  The Committee must make a decision on review and notify the applicant of the decision within sixty (60) days of receipt of the application unless special circumstances require an extension of time.  The extension may not exceed an additional sixty (60) days.  The Committee must notify the applicant in writing of the extension and the reasons for the extension.  The decision upon review must meet the requirements for denial of a claim.


     7.13 FACILITY OF PAYMENT.  A payment made under this section fully discharges the Employer, the Committee and the Trustee from all future liability with respect to the payment.

     (a)  INCAPACITY.  If a person entitled to payment is legally,

physically or mentally incapable of receiving or acknowledging payment, the

Committee may direct payment:  directly to the person; to the person's legal representative; to the spouse, child or relative by blood or marriage of the person; to the person with whom the person resides; or by expending the payment directly for the benefit of the person. A payment made other than to the person is intended to be used for the person's exclusive benefit.

     (b)  LEGAL REPRESENTATIVE.  The Committee shall not be required to commence probate proceedings or to secure the appointment of a legal representative.

     (c)  DETERMINATIONS.  The Committee may act upon affidavits in making any determination.  The Committee, in relying upon affidavits or having made a reasonable effort to locate any person entitled to payment, is authorized to direct payment to a successor beneficiary or another person.

A person omitted from payment has no rights on account of payments so made.

     (d)  ANTI-ESCHEAT.  If the Committee cannot locate a person entitled to payment, the amount is a forfeiture.  The forfeiture is reinstated if a claim is made within the applicable limitations period by a person entitled to payment.


     7.14 QUALIFIED ORDER.  Distribution to the recipient under a Qualified

Order must be made in accordance with Code Section 401(a)(9) and this

Article applied by substituting the recipient for the participant, except that the distribution to the recipient need not satisfy the minimum distribution incidental benefit rule.

     (a)  DESIGNATION OF BENEFICIARY.  A recipient may designate a beneficiary under the Plan but may not elect any form of payment which requires distribution over the joint lives or life expectancy of the recipient and the designated beneficiary.

     (b)  LIMITATION.  Where, because of a Qualified Order, more than one individual is treated as a Qualifying Spouse or Designated Beneficiary with respect to a participant, the total amount payable as a Spousal Survivor

Annuity, as the survivor portion of the Joint and Spousal Survivor benefit or otherwise may not exceed the amount payable if there were only one

Qualifying Spouse or Designated Beneficiary.  Where a Qualified Order

allocates a portion of the participant's accrued benefit to or with respect to a former spouse or alternate payee, the Joint and Spousal Survivor benefit, the Spousal Survivor Annuity and any other amounts payable to a

Qualifying Spouse or Designated Beneficiary are based on the vested accrued benefit less the amount payable to or with respect to the former spouse or alternate payee.


     7.15 DIRECT ROLLOVER RULES.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible

Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     (a)  ELIGIBLE ROLLOVER DISTRIBUTION.  An Eligible Rollover

Distribution is a distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually)

made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section

401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (b)  ELIGIBLE RETIREMENT PLAN.  An Eligible Retirement Plan is an

individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's eligible rollover distribution.  However, in the case of an Eligible

Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     (c)  DISTRIBUTEE.  A Distributee includes an employee or former employee.  In addition, the employee's or former employee's surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are

Distributees with regard to the interest of the spouse or former spouse.

     (d)  DIRECT ROLLOVER.  A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                               ARTICLE VIII
                          INSURANCE OR ANNUITIES


     8.1  TYPES OF POLICIES AND CONTRACTS.  The Committee may direct the purchase of an annuity contract or permanent or term life insurance policy

(Policy) which satisfies the requirements of this Article.

     (a)  ADDITIONAL RIGHTS.  A Policy must be convertible to cash or periodic income.  A Policy may provide for disability waiver of premium or for conversion to a larger policy.

     (b)  OWNERSHIP.  A Policy must be owned by the Trustee.


     8.2  PREMIUMS - DIVIDENDS.  Premiums on each Policy must be paid on the premium due dates.  Dividends may be applied to:  reduce premiums;

increase the value of the Policy subject to the limits in this Article; or

increase the allocation to the participant's account.

                                ARTICLE IX
                              ADMINISTRATION


     9.1  FIDUCIARY RESPONSIBILITIES.  The responsibilities of the Employer and the Committee are set forth in the Plan.  The responsibilities of the

Trustee and Investment Manager are set forth in the Trust.  This division of responsibility is an allocation of fiduciary responsibility under

Section 405(c)(1) of ERISA.


     9.2  EMPLOYER.  The Employer has sole responsibility for:

          (a)  CONTRIBUTIONS.  Determining and making Employer

     Contributions;

          (b)  FIDUCIARY APPOINTMENT.  Appointing and removing the

     Trustee, the Contract Administrator, the Investment Manager and the

     Committee;

          (c)  AMENDMENT, TERMINATION.  Amending or terminating the Plan and the Trust; and

          (d)  EXPENSES.  Paying the expenses of administering the Plan and the Trust which may not be paid with Plan assets or which otherwise are not paid by the Trustee out of Plan assets.


     9.3  EMPLOYER ACTION.  Action by the Employer must be taken by resolution of its Board of Directors or by a written instrument executed by two or more officers.


     9.4  INVESTMENT MANAGER APPOINTMENT.  Any Investment Manager must be an investment advisor registered under the Investment Advisors Act of 1940 or an insurance company qualified to perform investment management services under the laws of the State of Iowa.  An Investment Manager must file its written acceptance with the Employer acknowledging status as a named fiduciary.  Upon acceptance, the Employer must notify the Trustee of the appointment.


     9.5  COMMITTEE.  The Committee has responsibility for general administration of the Plan.

     (a)  APPOINTMENT.  The Committee may consist of one or more persons.

In the absence of a Committee, the Employer has the responsibilities of the

Committee designated by the Plan.  Any members of the Committee who are employees must not receive compensation for their services to the

Committee.

     (b)  AUTHORITY.  The Committee has the duty and power to:

           (i)  CONSTRUCTION.  Exercise discretionary authority to

construe and interpret the Plan and decide all questions of eligibility for participation and benefits;

          (ii)  PROCEDURES.  Prescribe procedures and forms for

applications for benefits, benefit elections, loans, if provided, and designation of beneficiaries;

         (iii)  DISCLOSE.  Disclose to participants, as required by law, a summary of the Plan, a summary of annual reports to the government,

benefit accruals, entitlement to the benefits and notices of application for determination;

          (iv)  REPORTING.  Make governmental reports required by law including annual and periodic reports to the United States Internal Revenue

Service and the Department of Labor;

           (v)  INFORMATION.  Receive from and transmit to the

Employer, the Trustee, the Investment Manager and the participants such information as shall be necessary for the proper administration of the

Plan;

          (vi)  FINANCIAL REPORTS.  Receive and retain reports of the financial condition of the Trust Fund from the Trustee and the Investment

Manager;

         (vii)  BENEFIT AUTHORIZATION.  Determine entitlement to, and the amount of, benefits and loans and authorize benefit payments and loans,

if provided;

        (viii)  AGENTS.  Appoint or employ individuals to assist in the administration of the Plan and other agents it deems advisable,

including legal counsel;

          (ix)  RULES.  Promulgate rules and decisions to be uniformly and consistently applied under similar circumstances;

           (x)  BONDING.  Assure that all fiduciaries are bonded as

required by ERISA; and

          (xi)  RECOVER.  Recover Plan benefits improperly paid,

through offset and reduction of subsequent benefit payments or otherwise.

      (c)  PROCEDURE.  The Committee must elect one of its members as chairperson and may designate a secretary. The Committee must keep a record of all meetings and forward all necessary communications to the Trustee.

Any delegation of duties by the Committee must state the scope of the delegation with reasonable specificity.  The Committee acts by a majority of its members, either by vote at a meeting or by signature to a writing.

Action by the Committee must be evidenced by a written and duly executed instrument.


     9.6  FIDUCIARY STANDARDS.  Each fiduciary must act solely in the interest of participants and beneficiaries:

     (a)  PRUDENTLY.  With the care, skill and diligence of a prudent person;

     (b)  EXCLUSIVE PURPOSE.  For the exclusive purpose of providing benefits and paying expenses of administration; and

     (c)  PROHIBITED TRANSACTION.  To avoid engaging in a prohibited transaction under the Code or ERISA unless an exemption is obtained.


     9.7  INTER-RELATIONSHIP OF FIDUCIARIES.  Each fiduciary warrants that any of its actions are in accordance with the Plan and Trust.  Each fiduciary may rely upon the action of another fiduciary and is not required to inquire into the propriety of any action.  Each fiduciary is responsible for the proper exercise of its responsibilities.


     9.8  INDEMNIFICATION.  Except to the extent required by ERISA, as amended, no member of the Committee or any sub-committee shall be liable for any act, omission, determination, construction or communication made by the member, the Committee or any other member.  The Employer hereby agrees to indemnify and save harmless each person now or hereafter acting as a member of the Committee from all loss or damage that may or might result from acts as a member, except to the extent that any liability is imposed as a result of the member's gross negligence or willful misconduct.  The

Employer may purchase insurance to indemnify a member for that liability.


     9.9  PAYMENT OF EXPENSES.  The Employer may elect to pay all or a portion of the administrative expenses of the Plan.  If the Employer does not elect to pay all of the administrative expenses of the Plan which may be paid out of Plan assets, the Trustee shall pay those expenses or the remaining portion of those expenses (to the extent not precluded by ERISA)

and charge the payment against the Plan assets.


     9.10 LIMITATION OF LIABILITY AND LEGAL ACTION.  Except as otherwise provided in ERISA, as amended, as a condition of participation in the Plan,

each participant agrees that the Employer, the Committee, the Contract

Administrator and the Trustee shall not in any way be subject to suit,

litigation, or any legal liability in connection with the Plan and Trust or their operation, except for its or their own negligence or willful misconduct.  Except as otherwise provided in ERISA, as amended, each participant hereby releases the Employer, its officers and agents, the

Committee, the Contract Administrator and the Trustee from any and all such liability or obligation.

     (a)  PARTIES.  Except as otherwise provided in ERISA, as amended, in any action or proceeding involving all or any portion of the Plan, the

Trust, or its administration, the Employer, the Committee and the Trustee shall be the only necessary parties. No person in the employ of (or formerly employed by) the Employer or any beneficiary or other person having or claiming to have an interest in the Trust Fund or under the Plan,

shall be entitled to any notice of process; nor shall such persons be entitled to participate in any such action or proceedings.

     (b)  BINDING RESULT.  Any final judgment entered in any such action or proceeding which is not appealed or appealable shall be binding and conclusive on the parties and all persons having or claiming to have an interest in the Trust Fund or under the Plan.

                                 ARTICLE X
                     AMENDMENT AND TERMINATION OF PLAN


     10.1 AMENDMENT.  The Board of Directors of Seabee Corporation or any

two officers of Seabee Corporation may amend the Plan.  An amendment must not:

     (a)  DECREASE BENEFITS.  Retroactively decrease a participant's account balance or eliminate an optional form of distribution unless required or permitted by law;

     (b)  DIVERSION.  Divert or use the Trust other than for the exclusive benefit of participants and their beneficiaries; or

     (c)  COMPANY INTEREST.  Give the Employer any interest in the Trust until all liabilities are satisfied.

     (d)  PROTECTED BENEFITS.  Reduce or eliminate Code Section 411(d)(6)

protected benefits, to the extent accrued, unless required or permitted by law.


     10.2 VESTING SCHEDULE AMENDMENT.  A participant's current vested status may not be decreased by amendment at any time.  A participant with at least three (3) years of service (five (5) years of service if the participant does not have one or more Hours of Service in any Plan Year beginning after December 31, 1988) whose vested interest would be decreased by an amendment may irrevocably elect to remain under the former vesting rule.

     (a)  ELECTION PERIOD.  The period for election begins no later than the date the amendment is adopted and ends sixty (60) days after the latest of the date that: the amendment is adopted; the amendment is effective; or

the participant is notified of the amendment.

     (b)  FAILURE.  A participant who does not make an election is subject to the amended vesting schedule for allocations made after the later of the date the amendment is adopted or effective.


     10.3 TERMINATION.  The Board of Directors of Seabee Corporation or any

two officers of Seabee Corporation may terminate the Plan.  If a favorable determination cannot be received from the Internal Revenue Service upon initial qualification or an amendment to the Plan, Seabee Corporation may terminate the Plan as of the applicable effective date.  The Plan automatically terminates upon:

     (a)  LIQUIDATION, BANKRUPTCY.  The liquidation or discontinuance of the business of the Employer; the adjudication of the Employer as a bankrupt; or a general assignment by the Employer to or for the benefit of its creditors.

     (b)  MERGER, CONSOLIDATION.  Unless continued, the merger or consolidation of the Employer into another entity which is the survivor,

the consolidation or other reorganization of the Employer, or the sale of substantially all of the Employer's assets.


     10.4 PARTIAL TERMINATION.  If the Plan terminates with respect to less than all participants, the proportionate interest of the affected participants shall be determined.  The Committee must declare an interim

Allocation Date on the date of partial termination.

     10.5 FULL VESTING.  The Account Balance of each affected Active

Participant becomes fully vested and nonforfeitable upon termination (or partial termination) of the Plan or upon a complete discontinuance of contributions within Code Section 411(d)(3).  For this purpose, the Account

Balance is the Account Balance which is funded as of the date of termination (or partial termination).


     10.6 MERGER OR CONSOLIDATION OF PLAN.  A merger, consolidation, or transfer of Plan assets or liabilities may occur if:

     (a)   AUTHORIZATION.  The other plan is qualified and authorizes the merger, consolidation or transfer;

     (b)  EQUAL BENEFIT.  Each participant's benefit will be at least equal to the participant's benefit if the Plan was terminated immediately before the merger, consolidation or transfer; and

     (c)  PROTECTED BENEFITS.  Code Section 411(d)(6) protected benefits,

to the extent accrued, are not reduced or eliminated unless required or permitted by law.

                                ARTICLE XI
                               MISCELLANEOUS



     11.1 NONASSIGNABILITY.  Except for a Qualified Order, benefits are not subject to anticipation, alienation, sale, transfer, assignment, pledge,

encumbrance, charge, garnishment, execution, or levy (Assignment), before actual receipt.  Any Assignment which violates this section is void. The right to receive a benefit is not an asset for insolvency or bankruptcy.


     11.2 EMPLOYMENT RIGHTS NOT ENLARGED.  The Plan does not create any employment rights or restrict the Employer's right to discharge an employee.


     11.3 PARTICIPANTS' RIGHTS LIMITED.  The Plan does not give any participant:  any interest in the Employer's assets, business or affairs;

the right to question any Employer action or policy; or the right to examine Employer books and records.  The rights of all participants are limited to the right to receive payment of benefits when due.


     11.4 INTERPRETATION AND CONSTRUCTION.  The use of the singular includes the plural where applicable, and vice versa.  The headings in the

Plan do not limit or extend the provisions of the Plan.  Capitalized terms,

except where capitalized solely for grammar, have the meanings as provided in the Plan.

     (a)  QUALIFICATION.  Provisions must be interpreted and construed to maintain the qualification of the Plan.

     (b)  SEVERABILITY.  If a provision is unenforceable in a legal proceeding, the provision is severed only for that proceeding.


     11.5 COUNTERPARTS.  The Plan may be executed in any number of counterparts, each of which is considered an original.


     11.6 GOVERNING LAW.  The Plan is governed by the applicable laws of the United States of America (including the Code, ERISA, securities law,

labor law, age discrimination law, and civil rights law) and, to the extent not preempted, by the laws of Iowa.


                               KAYDON ACQUISITION CORP. V AND
                               SEABEE CORPORATION



                               By _____________________________________
                                  Lawrence J. Cawley
                                  Their President




                               And ____________________________________
                                   John F. Brocci
                                   Their Secretary

                    APPENDIX OF PARTICIPATING EMPLOYERS


     Kaydon Acquisition VII, Inc. d/b/a Victor Fluid Power Company